As filed with the Securities and Exchange Commission on May 2 , 2018

Registration No. 333-222581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its constitutional documents)

Delaware	3841	47-1214177
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

One Grand Central Place

60 E.42ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

60 E.42ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Wishner, Esq. Christopher A. Bugel, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, Virginia 22102 (703) 749-1300 (703) 749-1301 - Facsimile	Ralph V. De Martino, Esq. Cavas Pavri, Esq. Schiff Hardin LLP 901 K Street, NW Suite 700 Washington, DC 20001 (202) 778-6400 (202) 778-6460 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units consisting of one share of common stock, par value $0.001 per share and one Series Z Warrant to purchase shares of common stock par value $0.001 per share	9,000,000	$2.25	$20,250,000.00	$2,521.13

Common stock included as part of the Units	Included with Units above	$—	$—	$—
Series Z Warrants to purchase shares of common stock included and part of the Units(2)	Included with Units above	$—	$—	$—
Common stock Underlying the Series Z Warrants (for issuance)(3)(4)	9,000,000	$3.90	$35,100,000.00	$4,369.95
Total			$55,350,000.00	$6,891.08

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).

(2)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Series Z Warrants because the Series Z Warrants are being registered in the same registration statement as the common stock of the Registrant issuable upon exercise of the Series Z Warrants.

(3)	In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	In accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06, the proposed maximum offering price of the shares of common stock underlying the Series Z Warrants is the sum of the maximum offering price of such warrants ($0.90) and the exercise price of such warrants ($3.00).

(5)	Of the aggregate filing fee, $11,141.51 has been previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 2, 2018

PROSPECTUS

Subscription Rights to Purchase Up to 9,000,000 Units

Consisting of an Aggregate of Up to 9,000,000 Shares of common stock and 9,000,000 Series Z Warrants to Purchase Up to 9,000,000 Shares of common stock at a Subscription Price of $2.25 Per Unit

We are distributing to holders of our common stock, at no charge, up to 17,509,654 non-transferable Subscription Rights to purchase units, but we will only accept subscriptions for 9,000,000 units (the “Subscription Cap”). Each unit, which we refer to as a “Unit”, consists of one share of our common stock, listed on the Nasdaq Capital Market (which we hereafter refer to as “Nasdaq”) under the symbol “PAVM” and one Series Z Warrant, listed on Nasdaq under the symbol “PAVMZ”, which we refer to as the “Series Z Warrant”. Each Series Z Warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this Prospectus as the Rights Offering. In the Rights Offering, you will receive one Subscription Right for every share of common stock owned at 5:00 p.m., Eastern Time, on the effective date of this Prospectus, the record date of the Rights Offering, or the “Record Date”. The Subscription Rights will not be transferable. The Units will begin trading on Nasdaq immediately after the expiration of the Rights Offering and will automatically separate ninety days after the date of issuance. The common stock and Series Z Warrants included in the Units will not be tradeable until the Units separate. For purposes of this Prospectus, a “Business Day” shall mean any day on which trading is conducted on Nasdaq.

Each subscription right consists of a Basic Subscription Right and an Over-subscription Privilege, which we collectively refer to as the “Subscription Right” or “Right”.

Each Subscription Right will entitle you (subject to the pro rata reductions as described herein resulting from the Subscription Cap) to:

(i) purchase one Unit, which we refer to as the “Basic Subscription Right”, at a subscription price per Unit of $2.25, which we refer to as the “Subscription Price”. Each Series Z Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date the Series Z Warrant is issued through its expiration on April 30, 2024, or earlier upon certain redemption provisions; and

(ii) if you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an Over-subscription Privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to (i) the pro rata allocation of Units among stockholders exercising their Over-subscription Privilege and (ii) certain ownership limitations, which we refer to as the “Over-subscription Privilege”.

See “The Rights Offering — Reduction in Exercised Basic Subscription Rights” and “The Rights Offering — Over-subscription Privilege” for a description of the Subscription Cap’s impact on your Basic Subscription Rights and Over-subscription Privilege.

You may only purchase the number of whole Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other holders exercise their Basic Subscription Rights and Over-subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on the 15th day after the effective date of this Prospectus, (as may be modified as provided for in this Prospectus, the “Expiration Date”), unless the Rights Offering is extended or earlier terminated by the Company. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have engaged Maxim Group LLC and Dawson James Securities, Inc. to act as the dealer-managers in the Rights Offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 24 of this Prospectus. You should carefully consider these risk factors, as well as the information contained in this Prospectus, before you invest.

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Continental Stock Transfer & Trust Company will serve as the Subscription Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering – The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or deduction. We expect the Rights Offering to expire on or about June 5, 2018, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five Business Days of such date.

Our common stock and Series Z Warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “PAVM” and “PAVMZ,” respectively, On April 18, 2018, the last reported sale price of our common stock on Nasdaq was $1.64 per share and the last reported sale price of our Series Z Warrants on Nasdaq was $1.05. There is no established public trading market for the Units. The Units have been approved for listing on Nasdaq under the symbol “PAVMU” but there can be no assurance that an active trading market will develop. The Subscription Rights are non-transferrable and will not be listed for trading on Nasdaq or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription price	$2.25	$20,250,000
Dealer-Managers fees and expenses (1)	$0.18	$1,620,000
Proceeds to us, before expenses	$2.07	$18,630,000

(1)	In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC and Dawson James Securities, Inc. as the dealer-managers a cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We have also agreed to reimburse the dealer-managers for their expenses up to $85,000. For additional information regarding the dealer-managers’ compensation, see “Plan of Distribution.”

(2)	Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of the Series Z Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the Expiration Date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Dealer-Managers

Maxim Group LLC	Dawson James Securities, Inc.

The date of this Prospectus is May [__], 2018

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this Prospectus, we use the terms “our Company,” “the Company,” “we,” “us,” “our,” and similar references to refer to PAVmed Inc. and its subsidiaries.

Neither the Company nor the dealer-managers have authorized anyone to provide any information other than that contained in this Prospectus or in any prospectus supplement prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made solely on the basis of the information contained in this Prospectus. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this Prospectus.

We have proprietary rights to trademarks used in this Prospectus, including PAVmed™, PortIO™, Caldus™, CarpX™, NextCath™, NextFlo™ and “Innovating at the Speed of Life™. Solely for our convenience, trademarks and trade names referred to in this Prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this Prospectus is the property of its respective holder.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this Prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference into this Prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire Prospectus and the documents incorporated by reference into this Prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock, up to 17,509,654 non-transferable Subscription Rights to purchase Units at a price of $2.25 per Unit, but we will only accept subscriptions up to 9,000,000 Units, which we refer to as the “Subscription Cap”. The Subscription Rights will not be tradable or transferable. Each Unit consists of one share of our common stock and one Series Z Warrant. See “Are there risks in exercising my Subscription Rights?” below. Each Series Z Warrant will be exercisable for one share of our common stock. Each of the common stock and the Series Z Warrants underlying the Units will not trade as a separate security for up to ninety days after the date of issuance.

There is no established public trading market for the Units, but the Units will be listed for trading on Nasdaq under the symbol “PAVMU”. You will receive one Subscription Right for every share of common stock that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on the Expiration Date, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share of common stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our common stock and one Series Z Warrant, for a price of $2.25 per Unit, subject to the Subscription Cap. For example, if you owned 100 shares of common stock as of the Record Date, you will receive up to 100 Subscription Rights and will have the right to purchase up to 100 Units consisting of up to 100 shares of our common stock and Series Z Warrants to purchase up to 100 shares of our common stock for $2.25 per Unit (or a total payment of $225.00) (subject to the pro rata reductions as described herein resulting from the Subscription Cap). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder of our common stock, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

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May the Basic Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock one Subscription Right for each share of common stock owned on the Record Date, we are only seeking to raise up to $20,250,000 in gross proceeds in this Rights Offering. As a result, based on 17,509,654 shares of common stock outstanding as of April 18, 2018, we would grant Subscription Rights to acquire 17,509,654 Units, but will only accept subscriptions up to the Subscription Cap. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What is the Over-subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-subscription Privilege to purchase a portion of any Units that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-subscription Privilege, which we refer to as your Over-subscription Request.

Subject to stock ownership limitations described elsewhere in this Prospectus and if sufficient Units are available after Basic Subscription Rights have been allocated, we will seek to honor your Over-subscription Request in full. If Over-subscription Requests exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising their Over-subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other record holders exercising the Over-subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

See “The Rights Offering—Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. See “The Rights Offering—The Subscription Rights—Over-subscription Privilege.” To the extent you properly exercise your Over-subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Continental Stock Transfer & Trust Company, our Subscription Agent for the Rights Offering, will determine the allocation of Over-subscription Requests based on the formula described above.

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What are the terms of the Series Z Warrants?

Each Series Z Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date on which the Series Z Warrant is issued through its expiration on April 30, 2024, or earlier upon certain redemption provisions. Commencing on the first anniversary of the issuance date of the Series Z Warrants, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average closing price of the Company’s common stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the Company’s common stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

Are the Series Z Warrants listed?

The Series Z Warrants are listed for trading on Nasdaq under the symbol “PAVMZ”.

The Series Z Warrants will be issued in registered form under a warrant agent agreement with Continental Stock Transfer & Trust Company as warrant agent.

Will fractional shares be issued upon exercise of Subscription Rights, upon the exercise of Series Z Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, and rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Series Z Warrants, rounded down to the nearest whole number of shares or Warrants, as applicable, a holder would otherwise be entitled to purchase. No fractional shares shall be issued upon the exercise of Series Z Warrants.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have (i) 26,509,654 shares of common stock issued and outstanding and (ii) Series Z Warrants to purchase an additional 16,815,039 shares of our common stock issued and outstanding, based on 17,509,654 shares of our common stock and 7,815,039 Series Z Warrants issued and outstanding as of April 18, 2018. The exact number of shares of common stock and Series Z Warrants we will issue in this Rights Offering will depend on the number of Units that are subscribed for and accepted in the Rights Offering, if any.

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How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the Rights Offering;

●	the value of a share of common stock being issued as a component of the Unit;

●	the value of the Series Z Warrant being issued as a component of the Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our Company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Series Z Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this Prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our Company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-subscription Privilege you elect to exercise before the Rights Offering expires at 5:00 p.m., Eastern Time on the Expiration Date, unless we extend or earlier terminate the Rights Offering. If you hold your shares in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights are not transferable.

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Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers have entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, all or some of our directors and executive officers may participate in the Rights Offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which (i) the shares of our common stock will trade after the expiration of the Rights Offering or (ii) the amount at which the Series Z Warrants will trade once the Units separate. On April 18, 2018, the last reported sale price of our common stock on Nasdaq was $1.64 per share and the last reported sale price of our Series Z Warrants on Nasdaq was $1.05. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this Prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both the Subscription Rights and any Over-subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares or warrants are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquired pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

●	personal check drawn on a U.S. bank;

●	certified check drawn on a U.S. bank;

●	U.S. Postal money order; or

●	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three Business Days prior to the Expiration Date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of common stock and Series Z Warrants?

As soon as practicable after the (i) expiration of the Rights Offering, (ii) payment for the Units subscribed for has cleared, and (iii) all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will arrange for the issuance of the Units consisting of one share common stock and one Series Z Warrant as soon as practicable after the expiration of the Rights Offering. All Units, shares and Series Z Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of the Units. If you hold your Units in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. Continental Stock Transfer & Trust Company is acting as the warrant agent for the Series Z Warrants.

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After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our Company receive from the Rights Offering?

Assuming that all 9,000,000 Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $18,445,000, based on the Subscription Price of $2.25 per Unit, after deducting fees and expenses payable to the dealer-managers, and after deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Series Z Warrants. If all Series Z Warrants included in the Units are exercised for cash at the exercise price of $3.00 per share, we will receive an additional $27,000,000. We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our common stock and Series Z Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced Expiration Date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering – Foreign Stockholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of common stock or Series Z Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

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What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378	Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the Expiration Date.

Who are the dealer-managers?

Maxim Group LLC and Dawson James Securities, Inc. will act as dealer-managers for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, each dealer-manager will use its best efforts to solicit the exercise of Subscription Rights. We have agreed to pay each dealer-manager certain fees for acting as dealer-manager and to reimburse each dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. Neither dealer-manager is underwriting or placing any of the Subscription Rights or the shares of our common stock or Series Z Warrants being issued in the Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of common stock or the Series Z Warrants.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com

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PROSPECTUS SUMMARY

This Prospectus is part of a registration statement on Form S-1 that we filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this Prospectus. You should read both this Prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Overview

We are a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies we believe address unmet clinical needs and possess attractive market opportunities to commercialization. Our goal is to enhance and accelerate value creation by employing a business model focused on capital efficiency and speed to market. Since our inception on June 26, 2014, our activities have focused on advancing the lead products in our pipeline towards regulatory approval and commercialization, while protecting our intellectual property, and strengthening our corporate infrastructure and management team. As resources permit, we will continue to explore internal and external innovations that fulfill our project selection criteria without limiting ourselves to any target specialty or condition.

Since our inception in June 2014, we have financed our operations principally through issuances of common stock, preferred stock, warrants, and debt. Prior to our April 2016 IPO, we raised approximately $2.1 million of net cash proceeds from private offerings of our common stock and warrants. Our April 28, 2016 IPO resulted in approximately $4.2 million of net cash proceeds. During 2017, we have raised a total of approximately $7.5 million of net cash proceeds from: a Note and Security Purchase Agreement with Scopia Holdings LLC, including the issuance of a $5.0 million Senior Secured Note and Series S Warrants; the Series A-1 Preferred Stock Units private placement; and the Series A Preferred Stock Units private placement, as further discussed herein below. In January 2018, the Company raised $4.3 million of net cash proceeds in an underwritten public offering of shares of common stock of the Company, pursuant to its previously filed effective shelf registration statement on SEC Form S-3 (File No. 333-220549), as further discussed herein below.

The following is a brief overview of the products currently in our pipeline, including our lead products of CarpX™, PortIO™, and DisappEAR™. These products are all in various phases of development and have not yet received regulatory approval. Among other things:

●	We have filed final nonprovisional patent applications for PortIO™ and CarpX™, and entered into a licensing agreement with a group of academic centers securing the worldwide rights in perpetuity to a family of patents and patent applications underlying our DisappEAR™ product.

●	We have advanced, in partnership with our design and contract manufacturing partners, our CarpX™ product from concept to working prototypes, completed successful benchtop and cadaver testing confirming the device consistently cuts the transverse carpal ligament, as well as commercial design and development, and performed pre-submission verification and validation testing. On November 27, 2017 we filed a 510(k) premarket notification submission with the Federal Food and Drug Administration (“FDA”) for CarpX™ using a commercially available carpel tunnel release device as a predicate. We have received promising initial feedback from the FDA and are working to provide additional non-clinical support for our application. In addition, we are preparing to submit for CE Mark clearance in Europe and a first-in-man clinical series outside of the United States. We are exploring commercialization strategies in the United States and commercialization partnerships worldwide.

●	We have advanced, in partnership with our design and contract manufacturing partners, our PortIO™ product from concept to working prototypes, benchtop, animal, and cadaver testing, commercial design and development, verification and validation testing, and an initial submission to the FDA for 510(k) market clearance for use in patients requiring 24-hour emergency type vascular access. After further discussion with the FDA, we have decided to pursue a broader clearance for use in patients with a need for vascular access up to seven days under section 513(f)2 of the Federal Food, Drug and Cosmetic Act, also referred to as de novo classification. We have filed a de novo pre-submission package with the FDA, which was followed by an in-person meeting on January 9, 2018 to discuss the risk assessment and proposed mitigation for the de novo application. Based on FDA recommendations, we will initiate a seven-day animal study, having successfully completed a pilot animal study which showed excellent function of the device over the seven-day implant period and on explant. In anticipation of having to follow-up the animal study with a human clinical safe trial, we have accelerated our strategic partnership efforts to include the pre-clearance phase.

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●	We have advanced, in partnership with our design and contract manufacturing partners and our academic partners at Tufts University and Harvard Medical School, our DisappEAR™. Our efforts have focused on sourcing commercially ready aqueous silk and optimizing manufacturing processes consistent with the necessary cost of good for the commercial product.

●

Although we have focused the majority of our resources on our lead products, we have additional products in our pipeline which are currently in different stages of development. We have completed initial design work on the first product in the NextCath™ product line, completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach and advanced the commercial design and development process focusing on optimizing the self-anchoring helical portion as well as cost of materials and manufacturing processes.

●	We have advanced the design and development of the NextFlo™ device, including a redesign which dramatically simplifies the product, lowers the projected cost of goods and expands its application to routine inpatient infusion sets. We have completed benchtop testing of a working prototype demonstrating constant flows across the range of pressures encountered in clinical situations. We will be able to quickly move NextCath™ and NextFlo™ into the commercial and regulatory pathway when resources become available.

●	We are evaluating which initial applications for our Caldus™ disposable tissue ablation technology to pursue from a clinical and commercial point-of-view, and will reinitiate development activity on this product once resources are available.

●	We remain actively engaged with our full-service regulatory consulting partner who is working closely with our contract design, engineering and manufacturing partners as our products advance towards regulatory submission, clearance, and commercialization.

●	We are evaluating a number of product opportunities and intellectual property covering a spectrum of clinical conditions, which have been presented to us by clinician innovators and academic medical centers, for consideration of a partnership to develop and commercialize these products; we are also exploring opportunities to partner with larger medical device companies to commercialize our lead products as they move towards regulatory clearance and commercialization; we are evaluating strategic merger and acquisition opportunities which synergize with our growth strategy.

●	We are exploring other opportunities to grow our business and enhance stockholder value through the acquisition of pre-commercial or commercial stage products and /or companies with potential strategic corporate and commercial synergies.

Our Business Model

In contrast to pharmaceuticals and other life science technologies, which typically require long and capital-intensive paths to translate cellular or biochemical processes into commercially-viable therapeutics or diagnostics, we believe that medical devices have the potential to move much more rapidly from concept to commercialization with significantly less capital investment. Many commercially successful medical devices are often elegant solutions to important and prevalent clinical problems. Most medical device companies, however, are not structurally or operationally equipped to fulfill this potential. According to a report by Josh Makower, M.D., Consulting Professor of Medicine at Stanford University, the typical medical device company will spend over $31.0 million and take approximately five years to develop and commercialize a product through the FDA’s 510(k) pathway and over $100.0 million and seven or more years through the FDA’s Premarket Approval (“PMA”) pathway.

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Prior to forming PAVmed, our leadership team established a model to realize this potential in single-product companies by advancing medical device products from concept to commercialization using significantly less capital and time than a typical medical device company. When previously applied to single-product venture backed companies, the model utilized a virtual business structure. PAVmed’s structure enables us to retain the model’s tight focus on capital and time efficiency and the core elements which drive that efficiency, including limited infrastructure and low fixed costs, while taking advantages of the economies of scale and flexibility inherent in a multi-product company.

Project Selection

A key element of our model is the project selection process. We choose projects to develop and commercialize based on characteristics which contribute to a strong commercial opportunity. We place a heavy emphasis on medical device products with the potential for high-margins and high-impact in attractive markets without regard to the target specialty or clinical area.

Our project selection process begins with the identification of an unmet clinical need. We seek prevalent medical conditions where we believe an opportunity exists to advance the care of the patient through improvements in existing technologies or the introduction of new platform technologies. In the current healthcare environment, this usually means that our products have to be less invasive and more cost effective. We select projects which we believe have the potential to lessen procedural invasiveness and/or the opportunity to shift care from the surgical operating room to lower-cost venues such as the interventional suite or the ambulatory setting. We expect our products to decrease complications, hospital stays, recovery times and indirect costs associated with a patient’s loss of productivity.

For example, at the time of its introduction, Vortex Medical’s AngioVac system was a new platform technology which for the first time allowed physicians to remove large blood clots from patients without the need for open surgery or clot-dissolving medications. This allowed AngioVac to command premium pricing using surgical reimbursement codes, achieve high gross margins and enter a large addressable market consisting of hundreds of thousands of patients who previously did not have a non-surgical /-non-thrombolytic treatment option. On the other hand, Saphena Medical’s VenaPax system is an improvement to existing endoscopic vessel harvesting tools which promises to shorten procedure times and decrease vessel trauma at a lower overall cost, providing it an opportunity to capture market share based on price and efficacy.

Additional characteristics which impact a project’s commercial opportunity are its technology, regulatory and reimbursement profiles. We typically select projects with strong intellectual property position, low to moderate technological complexity, low to moderate manufacturing costs and primarily disposable products that do not require significant capital equipment.

One of the most important features we consider is the project’s regulatory pathway, both in the U.S. and internationally. The FDA’s less arduous 510(k) pathway requires us to demonstrate that our product is safe and substantially equivalent to FDA-cleared predicates. The FDA’s more costly and prolonged PMA pathway requires us to demonstrate that our product is safe and effective through randomized clinical studies. A product which is eligible for the 510(k) pathway will require substantially less capital and time than one that requires full PMA clearance. With all of our products we are very aggressive about identifying what we believe are the quickest paths to regulatory clearance, paying very careful attention to selection of the best predicates and references as well as careful attention to precisely crafting the primary indications for use language. Although we favor products eligible for the FDA’s 510(k) pathway, with or without clinical safety studies, we may also pursue PMA pathway products with large addressable markets, or in the case of one of our lead products, PortIO™, pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification, which could be more rigorous than the 510(k) pathway, but generally require substantially less time and resources than a PMA pathway. We have a variety of options to commercialize such products more efficiently by initially, or even exclusively, targeting European or emerging markets which have shorter, less costly regulatory pathways for such projects. We also attempt to identify narrower applications and indications with lower regulatory hurdles that will allow us to start commercializing our product, while broader applications and indications with higher hurdles move through the regulatory process.

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The project’s reimbursement profile, both in the U.S. and internationally, is another very important component of the project’s commercial opportunity. We prefer projects with existing reimbursement codes, the opportunity to seek reimbursement under higher-value surgical procedure codes or the potential to seek reimbursement under narrow, product-specific codes as opposed to bundled procedure codes.

Development and Commercialization Processes

Once we add a project to our pipeline, we map out development and commercialization processes specifically tailored to the product seeking to optimize capital and time efficiency and maximize value creation. The model emphasizes parallel development processes, such as engineering, quality, regulatory, supply chain, and manufacturing, utilizing outsourced, best-in-class process experts on an as-needed basis. We initially select the shortest, most-efficient path to commercialization of a safe and effective first-generation product. We then proceed with iterative product development based on real-life product performance and user feedback.

We intend to continue to utilize outsourced best-in-class process experts. We have strong relationships with a network of experts in design engineering, regulatory affairs, quality systems, supply chain management and manufacturing, including many with highly specialized skills in areas critical to our current and future pipeline. We will not be reluctant, however, to in-source certain heavily utilized process experts when and if we decide that such a move will enhance our ability to execute on our strategy. As we grow, we expect to maintain a lean management infrastructure while expanding our bandwidth primarily with skilled project managers.

Although the PHG and PMI companies were created with a credible path to self-commercialization, they were fundamentally “built to sell.” We believe our structure will enhance our flexibility to commercialize our products compared to these and other single-product, development-stage companies. Each of our products generally follow one of three commercialization pathways. For certain products with one or more natural strategic acquirers such as PortIO, we may seek an early acquisition of the product prior to or soon after regulatory clearance, providing us with a source of non-dilutive capital. For certain groundbreaking high-margin products with large market opportunities such as CarpX, we retain the flexibility to fully commercialize our products for the foreseeable future. For certain other high-volume, lower sale price products such as DisappEAR, we may seek to co-market them with strategic partners through sales and distribution agreements. We may also choose to monetize products through licensing agreements or the sale of the products’ underlying technology if consistent with our broader business strategy. For products we choose to commercialize ourselves, we may do through a network of independent U.S. medical distributors. We eventually may, however, choose to build (or obtain through a strategic acquisition) our own sales and marketing team, initially utilizing a hybrid model with national /regional sales management of independent distributors moving towards direct sales as warranted. As our pipeline grows, we may choose to jointly commercialize subsets of related products which target certain medical specialties or healthcare locations

Research and development expenses are recognized in the period they are incurred and consist principally of internal and external expenses incurred for the research and development of our products. We incurred approximately $4.8 million in cumulative research and development expenses from June 26, 2014 (inception) through December 31, 2017, inclusive of approximately $2.6 million and $1.7 million in each of the years ended December 31, 2017 and 2016, respectively. We plan to increase our research and development expenses for the foreseeable future as we continue development of our products. Our current research and development activities are focused principally on obtaining FDA approval and clearance and initializing commercialization of the lead products in our product portfolio pipeline - PortIO™ and CarpX™ - and advancing our DisappEAR™ product through its initial development phase. The research and development activities on the other portfolio products is commensurate with available sufficient capital resources. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Financial Results of Operations, herein below, for a further discussion of research and development expenses.

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Our Products Pipeline

Since our inception, we have conceived and developed a pipeline of products which fulfill our selection criteria. Our initial five products focused on hand surgery, medical infusion, and tissue ablation. Our sixth product, whose underlying technology we licensed from a group of academic centers, is focused on pediatric ear infections. We will need to receive regulatory clearance in order to commercialize these products. Additional capital will be required for us to commercialize these products and/or pursue additional regulatory clearances. Further, there is no assurance any of our products will ever be commercialized or, if commercialized, will achieve the results we expect. In December 2016, we filed a 510(k) premarket notification submission with the FDA for our first product, PortIO™, and in October 2017 decided instead to pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification under a broader indication, for up to seven days and consequently filed its de novo pre-submission package with the FDA for PortIO™ on October 30, 2017. Furthermore, on November 27, 2017 we filed a 510(k) premarket notification submission with the FDA for our CarpX™ minimally invasive device designed to treat carpal tunnel syndrome. We anticipate additional submissions in 2018 and beyond for the products in our pipeline.

Our products pipeline is dynamic, and we adjust our development and commercialization plans based on real-time progress, changes in market conditions, commercial opportunity and availability of resources. As such, we have designated CarpX™, PortIO™ and DisappEAR™ as lead products which are moving aggressively towards regulatory clearance and commercialization.

We have proprietary rights to trademarks used herein, including PAVmed™, PortIO™, Caldus™, CarpX™, NextCath™, NextFlo™ and “Innovating at the Speed of Life™.” Solely for our convenience, trademarks and trade names referred to herein may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

CarpX™ - Percutaneous Device to Treat Carpal Tunnel Syndrome

The Market. Carpal tunnel syndrome (“CTS”) is the most common cumulative trauma disorder and accounts for over half of all occupational injuries. The carpal tunnel is an anatomic compartment in the wrist through which tendons and the median nerve pass. Cumulative trauma leads to inflammation which manifests itself clinically through its compressive effect on the median nerve, resulting in motor and sensory dysfunction in the hand. A survey published in the Journal of the American Medical Association reported that 2.5% of U.S. adults, or approximately five million individuals, have CTS and about 350,000 surgical procedures are performed annually for CTS. According to the CDC, CTS accounts for two million office visits per year. According to the Agency for Health Care Policy and Research CTS costs the U.S. over $20.0 billion in annual workers’ compensation costs.

Current Devices and their Limitations. Patients who have failed to improve with physical therapy or other non-invasive treatments are candidates for interventions which seek to relieve the compression of the median nerve by cutting the transverse carpal ligament, which forms the superficial wall of the carpal tunnel. Traditional surgical approaches are effective, but invasive and must be performed in a surgical operating room. Endoscopic approaches are less invasive, but are more technically challenging, more expensive and have been associated with higher complication rates. These approaches still require a surgical incision and some surgical dissection before the endoscope is passed into the carpal tunnel. Two less-invasive devices are currently on the market. One device attempts to use transillumination to guide blind passage of a protected knife and the other passes a saw-like device blindly or by ultrasound guidance. Technical limitations have hindered market acceptance of these devices.

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Our Products Pipeline (Continued)

Our Solution. We are developing a completely minimally invasive device to treat CTS. We believe our device will allow the physician to relieve the compression on the median nerve without an open incision or the need for endoscopic or other imaging equipment. To use our device, the operator first advances a guidewire through the carpal tunnel under the ligament. Our device is then advanced over the wire and positioned in the carpal tunnel under ultrasonic and/or fluoroscopic guidance. When the balloon is inflated it creates tension in the ligament positioning the cutting electrodes underneath it and creates space within the tunnel, providing anatomic separation between the target ligament and critical structures such as the median nerve. Radiofrequency energy is briefly delivered to the electrodes, rapidly cutting the ligament and relieving the pressure on the nerve. We believe our device will be significantly less invasive than existing treatments. We also believe it will allow for more extensive lateral dissection within the tunnel and more reliable division of the ligament, resulting in lower recurrence rates than some of the endoscopic approaches. We have filed a nonprovisional patent application and advanced, in partnership with our design and contract manufacturing partners, our CarpX™ product from concept to working prototypes, completed successful benchtop and cadaver testing confirming the device consistently cuts the transverse carpal ligament, as well as commercial design and development, and performed pre-submission verification and validation testing. On November 27, 2017 we filed a 510(k) premarket notification submission with the Food and Drug Administration (“FDA”). Once this product is commercialized, we believe it will have the potential to (i) decrease procedural costs by shifting the procedure from the operating room to an office setting while retaining similar reimbursement to traditional surgical approaches, (ii) reduce post-operative pain, (iii) accelerate the patient’s return to full activity and (iv) lower the threshold for intervention for patients “suffering in silence” who chose to delay surgery until symptoms become debilitating. Our device may also be applicable to other clinical situations where percutaneous division of a fibrous structure can be used for therapeutic effect such as plantar fasciitis and extremity compartment syndromes resulting from trauma or ischemia.

PortIO™ - Implantable Intraosseous Vascular Access Device

The Market. Vascular access devices, including peripheral intravenous catheters, central venous lines, peripherally inserted central catheters, tunneled catheters or implanted ports, are used to deliver various medications, fluids, blood products, nutrition or other therapeutic agents to patients with a wide variety of clinical conditions over multiple episodes spanning a period of days to weeks to months. A report by iData Research Group estimates the market for such devices to be several billion dollars annually. The market is moderately fragmented and highly commoditized, with slight premium pricing for modest features, including anti-infective coating, anti-thrombotic properties, tip location and power injector compatibility.

Current Devices and their Limitations Many chronically ill patients requiring long-term vascular access devices have poor or no central venous access as a result of repeated instrumentation of the veins or the presence of pacemaker and defibrillator leads, resulting in thrombosis or scarring. In addition, patients with renal failure need preservation of their peripheral and central veins for future dialysis access. The decades-old core technologies underlying currently available long-term vascular access devices have several limitations which relate directly to the intravascular component of the device. Up to 10% of such devices become infected, which can lead to costly and severe complications and even death (van de Wetering, Cochrane Database 2013). Since they are in constant contact with the blood stream, current devices require regular flushes to clear stagnant blood and prevent thrombus formation and occlusion. Despite these maneuvers, up to one-third of long-term vascular access devices become occluded at some point during their implantation period (Baskin, et al., Lancet 2009) and the resulting clot can dislodge as an embolism causing further downstream complications. This complication requires treatment with clot-dissolving agents or removal and implantation of a new device at an alternative site which in turn can lead to additional complications. Finally, most long-term vascular access devices require surgical insertion and removal, radiographic confirmation of tip placement and careful handling by trained clinicians to prevent the introduction of air into the circulation.

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Our Products Pipeline (Continued)

Our Solution. The intraosseous route provides a means for infusing fluids, medications and other substances directly into the bone marrow cavity which communicates with the central venous circulation via nutrient and emissary veins. This route is well established, having been used for decades in a variety of settings including trauma, especially military trauma, and pediatric emergencies. It has been shown to be bioequivalent to the intravenous route. Complication rates are low and there are few contraindications. Recently, physicians have expanded the use of the intraosseous route to non-emergent clinical scenarios. Currently available intraosseous devices pass through the skin into the bone and are therefore limited to short term use. We have developed a novel, implantable intraosseous vascular access device which does not require accessing the central venous system and does not have an indwelling intravascular component. It is designed to be highly resistant to occlusion and, we believe, may not require regular flushing. It features simplified, near-percutaneous insertion and removal, without the need for surgical dissection or radiographic confirmation. It provides a near limitless number of potential access sites and can be used in patients with chronic total occlusion of their central veins. We believe the absence of an intravascular component will result in a very low infection rate. We have filed a final nonprovisional patent application and advanced, in partnership with our design and contract manufacturing partners, our PortIO™ product from concept to working prototypes, benchtop, animal, and cadaver testing, commercial design and development, verification and validation testing, and an initial submission to the FDA for 510(k) market clearance for use in patients requiring 24-hour emergency type vascular access. After further discussion with the FDA, we decided to pursue a broader clearance for use in patients with a need for vascular access up to seven days under section 513(f)2 of the Federal Food, Drug and Cosmetic Act, also referred to as de novo classification. We filed a de novo pre-submission package with the FDA which was followed by an in-person meeting on January 9, 2018 to discuss the risk assessment and proposed mitigation testing for the de novo application. Based on their recommendations we will initiate a seven-day animal study, having successfully completed a pilot animal which showed excellent function of the device over the seven-day implant period and on explant. In anticipation of having to follow up the animal study with a human clinical safe trial, we have accelerated our strategic partnership efforts to include the pre-clearance phase. Our long-term regulatory strategy is focused on expanded, longer-term indications and other clinical applications. Once this product is commercialized, we believe it will have lower cost-of-goods than existing implantable vascular access devices and premium pricing based on improved outcomes and reduced costs.

DisappEAR™ - Antimicrobial Resorbable Ear Tubes

The Market. Each year up to one million children, generally between the ages of 2 and 5, with persistent ear infections (otitis media) or middle ear fluid collections (effusions) undergo placement of metal, plastic or latex bilateral ear tubes to ventilate and drain the middle ear. This procedure, formally known as bilateral tympanostomy, is the most common pediatric surgical procedure in the United States. The procedure is performed under general anesthesia. After the procedure, the patients are typically treated with a one-week course of antibiotic ear drops administered twice a day. The tubes are regularly monitored and allowed to remain in place for at least one year until the natural drainage pathway of the middle ear (the Eustachian tube) opens up as the child grows and the surrounding tonsillar tissue regresses. A second procedure, again under general anesthesia, is often needed to remove the tubes once they are no longer needed or if they become dislodged and do not fall out of the ear canal on their own. Although the tubes themselves are marketed as a moderately priced item, the antibiotics course can cost $300 or more. Thus, there is a significant market opportunity of up to $300 million for a system which can replace the post-operative antibiotic drops and reduce the need for future procedures.

Current Devices and their Limitations. As noted, the currently available pediatric ear tubes require general anesthesia for insertion and removal and a course of antibiotic ear drops. The ear drops can be quite difficult for parents to administer in children of younger age which can lead to poor compliance. Furthermore, tube dislodgement is not uncommon. When the tube dislodges into the ear canal it can get embedded in wax and lead to inflammation, obscured visualization of the ear drum, pain and bleeding. When the tube dislodges into the middle ear, where the fragile bones that transduce sound to the inner ear reside, parents and physicians become concerned about long-term damage and hearing loss. As a result, both situations usually require a second procedure, again under general anesthesia. Up to 50% of patients undergoing ear tube placement require a second procedure.

Our Solution. In November 2016, we entered in a licensing agreement with a group of leading academic institutions, including Tufts University and two Harvard Medical School teaching hospitals - Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital. The agreement provides PAVmed with an exclusive worldwide license for the life of the underlying patents to develop and commercialize antimicrobial resorbable ear tubes based on a proprietary aqueous silk technology conceived and developed at these institutions. One of the visionaries behind this technology, Christopher J. Hartnick, M.D., Professor of Otolaryngology at Harvard Medical School and Chief of Pediatric Otolaryngology at Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital, joined our Medical Advisory Board in October 2016. We are working closely with Dr. Hartnick and Dr. David Kaplan, Stern Family Professor of Engineering, Chair of the Department of Biomedical Engineering and Director of Bioengineering and Biotechnology Center at Tufts University. We have committed to a timeline with certain milestones on the path to commercialization. Once commercialized, the institutions will receive royalties based on revenue and a portion of certain additional proceeds from the sale or sublicensing of the technology to a third party. We believe the resorbable ear tubes will eliminate the need for a second procedure to remove retained or dislodged tubes in most patients. Having the device embedded with antimicrobial agents will eliminate the difficult-to administer post-procedure antibiotic ear tube regimen. Our partners previously completed successful animal studies using working prototypes of the device. Our efforts have focused on sourcing commercially ready aqueous silk and optimizing manufacturing processes consistent with the necessary cost of goods for the commercial product. Once this product is commercialized, we believe it will garner premium pricing based on improving compliance and eliminating the significant cost related to the post-procedure antibiotic regimen, the need for second procedure and fewer complications.

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Our Products Pipeline (Continued)

NextCath™ - Self-Anchoring Short-Term Catheters

The Market. A wide variety of short-term catheters are used in clinical practice to infuse fluids, medications or other substances into a vein or other structures, to monitor physiologic parameters and to drain visceral organs or cavities. Interventional radiology catheters, in particular, are widely used to drain various structures and cavities including the pleural space, obstructed kidneys and abscess cavities. There is an increasing appreciation, however, of the importance of catheter securement in preventing complications of all indwelling catheters. There has been an explosion of separate propriety devices marketed to facilitate catheter securement. A report by iData Research Group estimates the catheter securement market to be approximately $4.0 billion annually.

Current Devices and their Limitations. Currently marketed short-term catheters are not self-anchoring, they have been traditionally anchored to the skin with simple tape or some other adhesive incorporated into the sterile dressing. According to a report by Dr. Gregory J. Schears, a pediatric anesthesiologist and expert on catheter securement, both microscopic and macroscopic movements from inadequate catheter securement can lead to complications including vascular injury and dislodgment. Catheter dislodgement leads to increased pain, increased costs and potentially more serious complications arising from interruption of critical treatments or bleeding. These of course can also adversely impact quality of care. Monitoring catheter patency and security and reinserting dislodged catheters is labor intensive. Many types of catheters are sutured to the skin, a process which leads to increased pain and exposure to needle sticks. Dislodgement of interventional radiology catheters are a significant concern since they can lead to serious complications and may require another visit to the procedural suite to replace or reposition the catheter. A wide variety of catheter securement devices are currently marketed. Some have been shown to decrease complications relative to traditional techniques but add cost and complexity to the process.

Our Solution. We are developing self-anchoring short-term catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices. We are initially focusing on interventional radiology catheters which are less commoditized and result in significantly greater risk when dislodged. Our self-anchoring technique, however, is applicable to most, if not all, short-term catheters. The self-anchoring mechanism is integral to the catheter. It allows insertion with standard techniques and the use of simple clear sterile dressings. It allows the hub of the catheter to be flat and the tubing to come out eccentrically, or parallel to the skin, improving patient comfort and catheter management. We have filed a nonprovisional patent application, engaged design and contract manufacturing firms with experience in extrusions which have completed initial design work on the first product in the NextCath™ product line, and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach and advanced the commercial design and development process focusing on optimizing the self-anchoring helical portion as well as cost of materials and manufacturing processes. Further development of NextCath™ is subject to availability of additional financial resources. Once this product is commercialized, we believe it will garner premium pricing based on fewer complications and reduced overall costs.

NextFlo™ - Highly-Accurate Disposable Infusion System

The Market. Each day, over one million patients receive some type of infusion and 90% of hospitalized patients receive an intravenous infusion at some point during their hospital stay. (Husch et al. Quality & Safety in Health Care 2005; 14:80-86). Unlike twenty years ago, nearly all inpatient infusions, including routine ones which do not Our Products Pipeline (Continued) require flow adjustment, are delivered by expensive electric infusion pumps instead of with simple gravity. An increasing number of these patients are receiving infusions of medications or other substances outside of a hospital, in ambulatory facilities and at home. In addition, disposable infusion pumps (“DIPs”) have many attractive features that favor their use in these settings over outpatient electric infusion pumps. Patients tend to favor DIPs because they are small, disposable, simple to operate, easy to conceal, and allow for greater mobility. They are used to deliver medications including antibiotics, local anesthetics and opioids. According to a report by Transparency Market Research, the overall global infusion market is estimated to be over $5.0 billion annually. DIPs account for approximately 10% of this market and inpatient infusion sets for about 20%.

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Our Products Pipeline (Continued)

Current Devices and their Limitations. Infusion pump errors are a serious ongoing problem and represent a large share of the overall human and economic burden of medical errors. Electronic infusion pumps have become expensive, high-maintenance devices and have been plagued in recent years with recalls due to serious software and hardware problems. These pumps are designed for fine titration of infusions in complex patients such as those in a critical care setting. Using them for routine administration of medications or fluids is technological overkill. We believe there is a significant market opportunity for a simple, disposable device which can be incorporated into a standard infusion set and eliminate the need for expensive, problem-prone infusion pumps for routine inpatient infusions. In terms of outpatient infusions, currently marketed DIPs are powered by elastomeric membranes, compressed springs, compressed gas or vacuum and controlled by mechanical flow limiters. The primary limitation of DIPs is that they can be highly inaccurate in actual use because they can be susceptible to changes in operating conditions (e.g. temperature, atmospheric pressure, viscosity, back pressure, partial filing and prolonged storage). As a result, their safety profiles make them unsuitable for use with medications, such as chemotherapeutics, where flow accuracy is critical to achieve the desired therapeutic effect and avoid complications. The FDA’s MAUDE database includes numerous reports of complications and even deaths as a result of DIPs infusing a particular medication too slowly or too fast. We believe there is a significant market opportunity for highly accurate disposable infusion pumps for outpatient use.

Our Solution. We are developing highly-accurate infusion systems with variable flow resistors. We acquired U.S. Patent 8,622,976 issued January 7, 2014 and associated U.S. and international patent applications, “System and Methods for Infusion of Fluids Using Stored Potential Energy and a Variable Flow Resistor”. We have built on the principles underlying this patent and developed a new concept whereby the variable resistor does not have to be mechanically-linked to the infusion drive mechanism. This simplifies the design and expands the range of potential follow-on products. We have performed extensive computer simulation testing on various embodiments and have demonstrated highly-accurate flow rates across a wide range of driving pressures. We have advanced the design and development of the NextFlo™ device, including a redesign which dramatically simplifies the product, lowers the projected cost of goods and expands its application to routine inpatient infusion sets, and completed benchtop testing of a working prototype demonstrating constant flows across the range of pressures encountered in clinical situations. Further development of NextFlo™ is subject to availability of additional financial resources which are currently focused on our three lead products. Once this product is commercialized, we believe it will command a premium price over existing inpatient infusion sets and low-accuracy, DIPs. We believe infusion sets incorporating this product will permit hospitals to return to gravity and eliminating expensive infusions pumps for the most inpatient infusions. We also believe the accuracy of our device incorporated into DIPs will allow them to be used with a broader range of drugs, thereby significantly expanding the addressable market.

Caldus™ - Disposable Tissue Ablation Devices

The Market. Tissue ablation involves the targeted destruction of tumors or benign tissues with pathologic impact (e.g. gastrointestinal, endometrial and cardiac) using one of a variety of commercially-available ablation devices based on a specific energy source (e.g. radiofrequency, microwave, laser, ultrasound, cryoablation). With the exception of cryoablation, all of these devices act through a common pathway of cellular hyperthermia. A 2014 report by Transparency Market Research estimates the tissue ablation market generates $4.0 billion to $5.0 billion in annual revenue. One target which has not been successfully treated with ablation is fistula tracts, specifically fistula-in-ano. Up to 100,000 patients present with this condition annually. More recently, the renal nerves have been identified as a therapeutic target for ablation in patients with refractory hypertension. Despite a widely publicized clinical trial which failed to meet its endpoint, many believe that renal denervation remains an attractive clinical and Our Products Pipeline (Continued) commercial opportunity with approximately 10 million U.S. and 100 million worldwide patients with resistant hypertension (Pimenta et al. Circulation 2012; 125-1594-96).

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Our Products Pipeline (Continued)

Current Devices and their Limitations. All commercially-available devices or those under development for renal denervation rely on some form of a console to generate the ablation energy. These consoles, whether sold or leased as capital equipment or incorporated into the disposable costs, represent a significant portion of the cost of the technology and the procedure. These costs can significantly impact procedural margins and marketing in emerging countries with limited biomedical staff. Another limitation of current devices is that they depend on maintaining the conductivity of its energy through the tissue during the ablation period. For example, radiofrequency ablation depends on electrical conductivity to generate heat, but creating too much heat near the probe can generate charring which increases impedance and decreases the effective range of the ablation. A wide variety of technologies and techniques have been developed to accommodate the challenges of ablating across large distances using radiofrequency (e.g. multi-electrode probes, cooling, irrigation and complex power algorithms). As a result, these tissue ablation modalities typically require a complex, external console to assure the precise amount of energy is delivered to the tissue. In addition, the consoles require on-going maintenance and monitoring by the manufacturer and local facility technical staff to assure they remain safe for use in patients. This can be particularly burdensome when commercializing such devices in emerging markets where access to qualified technical personnel may be limited.

Our Solution. We are developing completely disposable tissue ablation devices, including for renal denervation, based on direct thermal ablation of the tissue using heated fluid. We are evaluating which initial applications for our Caldus™ disposable tissue ablation technology to pursue from a clinical and commercial point-of-view, and will reinitiate development activity on this product upon resources becoming available. Once this product is commercialized, we believe that our completely disposable system will have significantly lower procedural costs and higher margins than existing technologies.

Additional Products

We are evaluating a number of product opportunities and intellectual property covering a spectrum of clinical conditions, which have been presented to us by clinician innovators and academic medical centers, for consideration of a partnership to develop and commercialize these products. We are also exploring opportunities to partner with larger medical device companies to commercialize our lead products as they move towards regulatory clearance and commercialization; we are evaluating strategic merger and acquisition opportunities which synergize with our growth strategy. Furthermore, we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and /or companies with potential strategic corporate and commercial synergies.

Our Implementation Strategy

We intend to advance our lead products towards commercialization as quickly and efficiently as possible and expand our product pipeline by advancing our conceptual phase projects through patent submission and early testing.

Although we will continue to conceive and develop products internally, as we grow and expand our resources, we intend to expand our pipeline with innovative products sourced from third parties. In contrast to pharmaceuticals and other life sciences technologies, medical device innovation often begins with one, or at most a few, clinicians and/or engineers identifying an unmet clinical need and proposing a technological solution to address such need. Many academic medical centers and other large institutions try to aggregate their intellectual property through technology transfer centers and, more recently, through “innovation” centers which do not merely secure and transfer intellectual property, but actually advance projects internally prior to spinning them out for eventual commercialization.

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It is our belief, despite these efforts, only a small fraction of the potential pool of intellectual capital (i.e. the universe of individual clinicians with innovative product ideas) is participating in medical device innovation. These clinicians rarely engage in the process for a variety of reasons, including the belief that they are too busy, can’t afford to divert time away from their practice or that the upfront out-of-pocket costs are too great. Other clinicians believe that they lack the knowledge or connections to successfully navigate the process. Technology transfer and full-fledged innovation centers have only had modest success in getting their clinicians to bring them innovative product ideas and even less success getting these products commercialized. Even centers with extensive resources are usually limited in their ability to advance products beyond the pre-clinical phase and are dependent on a shrinking pool of early-stage medical device venture capital to bring their products to market. Furthermore, some technology transfer and innovation centers associated with not-for-profit hospitals, universities, endowments and charitable organizations may be precluded from directly engaging in commercial sales of medical devices, creating opportunities for us to commercialize and market their intellectual property.

Our capital and time efficient model puts us in strong position to partner with innovative clinicians and academic medical centers focusing on medical device innovation. We have developed a collaboration model focused on licensing technologies for development and commercialization. Since our founding, we have been contacted by clinicians and centers inquiring about opportunities to work with us on developing and commercializing their ideas and technologies. In November 2016, we signed a definitive licensing agreement with a group of leading academic institutions, including Tufts University and two Harvard Medical School teaching hospitals - Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital. The agreement provides us with an exclusive worldwide license to develop and commercialize antibiotic-eluting resorbable ear tubes based on a proprietary aqueous silk technology conceived and developed at these institutions, a product we have dubbed DisappEAR™. Once commercialized, the institutions will receive royalties based on revenue and a portion of certain additional proceeds from the sale or sublicensing of the technology to a third party.

Whether internally or externally sourced, we seek to maintain balance within our pipeline with shorter-term, lower-risk products which offer the opportunity for more rapid commercialization, generating revenue to support development of longer-term products. As each product moves through our pipeline from concept to commercialization, we continuously reassess the product’s long-term commercial potential, balance it against other products in the pipeline and re-allocate resources accordingly. As such, we expect to have much greater flexibility to move products through our pipeline based on the actual developments and the overall interests of our company. We may accelerate, decelerate, pause or abandon a product and increase or decrease resources applied to a product based on a variety of factors including available capital, shifts in the regulatory, clinical, market and/or intellectual property landscape for a particular product, the emergence of one or more products with significantly greater commercial potential, or any other factor which may impact its long-term commercial potential.

Sales and Marketing

We currently expect to commercialize our products through a network of independent U.S. medical distributors. We focus on high-margin products which are particularly suitable to this mode of distribution. A high gross margin allows us to properly incentivize our distributors, which in turn allows us to attract the top distributors with the most robust networks in our targeted specialties. Independent distributors play an even larger role in many parts of Europe, most of Asia and emerging markets worldwide.

We eventually may, however, choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize some or all of our products if it is in our long-term interests. We may also choose to enter into distribution agreements with larger strategic partners whereby we take full responsibility for the manufacturing of our products but outsource some or all of its distribution to a partner with its own robust distribution channels. Such agreements may include regional carve outs, minimum sales volumes, margin splitting and/or an option or right of first offer to purchase the technology at a future date. As our pipeline grows, we may choose to jointly commercialize subsets of related products which target certain medical specialties or healthcare locations.

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Manufacturing

We currently have no plans to manufacture our own products because the fixed overhead costs and limited flexibility that come with owning manufacturing facilities are not consistent with our capital efficient model. The entire medical device industry, including many of its largest players, depends heavily on contract manufacturers operating in the United States and abroad. Medical device manufacturers are subject to extensive regulation by the FDA and other authorities. Compliance with these regulations is costly and particularly onerous on small, development-phase companies. Contract manufacturers can also take advantage of significant economies of scale in terms of purchasing, machining, tooling, specialized personnel, sub-contracting or even off-shoring certain processes to lower-cost operators. These economies are simply not available to us.

We have relationships with many contract manufacturers, including those with specialized skills in several processes important to our devices. We expect them to have sufficient capacity to handle our manufacturing needs and anticipate that our growth will be better served by deploying our resources to expand our pipeline and commercialization efforts.

We intend to work closely with our contract manufacturing partners to establish and manage our products’ supply chain, dual sourcing whenever possible. We expect to help them design and build our products’ manufacturing lines including subassembly, assembly, sterilization and packaging and to work closely with them to manage our quality system, to assure compliance with all regulations and to handle inspections or other queries with regulatory bodies. Our contract manufacturers have the ability to add lines and shifts to increase the manufacturing capacity of our products as our demand dictates. We may ship our products directly from our contract manufacturers, but we may also choose to utilize third-party regional warehousing and distribution services.

Intellectual Property

Our business will depend on our ability to create or acquire proprietary medical device technologies to commercialize. We intend to vigorously protect our proprietary technologies’ intellectual property rights in patents, trademarks and copyrights, as available through registration in the United States and internationally. Patent protection and other proprietary rights are thus essential to our business. Our policy is to aggressively file patent applications to protect our proprietary technologies including inventions and improvements to inventions. We seek patent protection, as appropriate, on:

●	the product itself including all embodiments with future commercial potential;

●	the methods of using the product; and

●	the methods of manufacturing the product.

In addition to filing and prosecuting patent applications in the United States, we intend to file counterpart patent applications in Europe, Canada, Japan, Australia, China and other countries worldwide. Foreign filings can be cumbersome and expensive, and we will pursue such filings when we believe they are warranted as we try to balance our international commercialization plans with our desire to protect the global value of the technology.

The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, the patent term is 20 years from the earliest date of filing a non-provisional patent application. In the United States, a patent’s term may be shortened if a patent is terminally disclaimed over another patent or as a result of delays in patent prosecution by the patentee, and a patent’s term may be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the U.S. Patent and Trademark Office in granting a patent.

We intend to continuously reassess and fine-tune our intellectual property strategy in order to fortify our position in the United States and internationally. Prior to acquiring or licensing a technology from a third party, we will evaluate the existing proprietary rights, our ability to adequately obtain and protect these rights and the likelihood or possibility of infringement upon competing rights of others.

We will also rely upon trade secrets, know-how, continuing technological innovation, and may rely upon licensing opportunities in the future, to develop and maintain our competitive position. We intend to protect our proprietary rights through a variety of methods, including confidentiality agreements and/or proprietary information agreements with suppliers, employees, consultants, independent contractors and other entities who may have access to proprietary information. We will generally require employees to assign patents and other intellectual property to us as a condition of employment with us. All of our consulting agreements will pre-emptively assign to us all new and improved intellectual property that arise during the term of the agreement.

Coverage and Reimbursement

Our ability to successfully commercialize our products will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for the procedures during which our products are used.

In the United States, third-party payors continue to implement initiatives that restrict the use of certain technologies to those that meet certain clinical evidentiary requirements. In addition to uncertainties surrounding coverage policies, there are periodic changes to reimbursement. Third-party payors regularly update reimbursement amounts and also from time to time revise the methodologies used to determine reimbursement amounts. This includes annual updates to payments to physicians, hospitals and ambulatory surgery centers for procedures during which our products are used. An example of payment updates is the Medicare program’s updates to hospital and physician payments, which are done on an annual basis using a prescribed statutory formula. In the past, when the application of the formula resulted in lower payment, Congress has passed interim legislation to prevent the reductions.

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Corporate History and Organizational Structure

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s initial public offering (“IPO”) was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, referred to as an “IPO Unit”, comprised of one share of the Company’s common stock and one warrant to purchase a share of common stock of the Company. On April 28, 2016, upon the issuance of the IPO Units, the 9,560,295 remaining unexercised warrants previously issued in private placements before the IPO, were converted into warrants identical to those issued in the Company’s IPO. We refer to all such warrants collectively as “Series W Warrants”, inclusive of those issued in private placements prior to those issued in our IPO. The Series W Warrants have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, are currently exercisable, and expire on January 29, 2022 or earlier upon redemption by the Company, under certain conditions.

On February 20, 2018, we filed with the U.S. Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, which was amended on February 21, 2018, March 5, 2018 and March 16, 2018 pursuant to which we offered to exchange each Series W Warrant for 0.5 Series Z Warrants, with such exchange offer expiring on April 2, 2018 (“Series W Warrants Offer-to-Exchange”). Upon the closing on April 5, 2018 of the Series W Warrants Offer-to-Exchange, 381,818 Series W Warrants remain outstanding and 5,075,849 Series Z Warrants were issued. As of April 18, 2018, there were 7,815,039 Series Z Warrants issued and outstanding.

Office Location

Our business address is One Grand Central Place, 60 E. 42nd Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this Prospectus and you should not consider information on our website to be part of this Prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this Prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 24.

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Summary of the Rights Offering

Securities to be Offered	We are distributing to you, at no charge, one non-transferable Subscription Right to purchase one Unit for every share of our common stock that you owned on the Record Date. Each Unit consists of one share of common stock and one Series Z Warrant. We will only accept subscriptions up to the Subscription Cap. The Unit will be listed for trading on Nasdaq upon expiration of the Rights Offering under the symbol “PAVMU”. The common stock and Series Z Warrants underlying the Units will not trade as a separate security for up to ninety days after the date of issuance.

Size of Rights Offering	Up to 9,000,000 Units.

Subscription Price	$2.25 per Unit.

Series Z Warrants	Each Series Z Warrant, listed for trading on Nasdaq under the symbol “PAVMZ”, entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date on which the Series Z Warrant is issued through its expiration on April 30, 2024, or earlier upon certain redemption provisions. Commencing on the first anniversary of the issuance date of the Series Z Warrants, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average closing price of the Company’s common stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

Record Date	5:00 p.m., Eastern Time, May 21, 2018 .

Subscription Right	Each Subscription Right consists of a Basic Subscription Right and an Over-subscription Privilege.

Basic Subscription Right	Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price, subject to the pro rata reductions as described herein resulting from the Subscription Cap and the stock ownership limitations described elsewhere in this Prospectus.

Over-subscription Privilege	If you exercise your Basic Subscription Rights in full, you may also choose to purchase a portion of any Units that are not purchased by our other holders through the exercise of their Basic Subscription Rights, subject to the pro rata reductions as described herein resulting from the Subscription Cap and the stock ownership limitations described elsewhere in this Prospectus.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on the Expiration Date.

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on the Expiration Date. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on the Expiration Date.

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Delivery of Shares and Series Z Warrants	As soon as practicable after the (i) expiration of the Rights Offering, (ii) payment for the Units subscribed for has cleared, and (iii) all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will arrange for the issuance of the Units consisting of one share common stock and one Series Z Warrant as soon as practicable after the expiration of the Rights Offering. All Units and the shares and Series Z Warrants underlying the Units that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Units, shares and warrants. If you hold your Units and the shares and Series Z Warrants underlying the Units in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Transferability of Subscription Rights	The Subscription Rights are not transferable.

Transferability of Series Z Warrants	The Series Z Warrants will not be separately transferable until the Units separate into their underlying components of one share of common stock of the Company and one Series Z Warrant, which, as currently proposed, is expected to be up to ninety days from the date of issuance of such Unit.

No Board Recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this Prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

Use of Proceeds	Assuming the exercise of Subscription Rights to purchase all 9,000,000 Units of the Rights Offering, after deducting fees and expenses and excluding any proceeds received upon exercise of any Series Z Warrants, we estimate the net proceeds of the Rights Offering will be approximately $18,445,000. We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and Termination	Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

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Subscription Agent	Continental Stock Transfer & Trust Company

Information Agent	Morrow Sodali LLC

Questions

If you have any questions about the Rights Offering, please contact the Information Agent, Morrow Sodali LLC, at.

470 West Avenue

Stamford, Connecticut 06902

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com

Market for Common Stock	Our common stock is listed on Nasdaq under the symbol “PAVM.”

Market for Series Z Warrants	Our Series Z Warrants are listed on Nasdaq under the symbol “PAVMZ.”

Market for Units	The Units have been approved for listing on Nasdaq under the Symbol “PAVMU.”

Dealer-Managers	Maxim Group LLC and Dawson James Securities, Inc.

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RISK FACTORS

An investment in our securities involves significant risks. You should consider risks and uncertainties set forth below before deciding whether to participate in the Rights Offering. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this Prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this Prospectus. Our business, financial position, results of operations or liquidity could be adversely affected by any of those risks.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our shares of common stock and other securities and the loss of all or part of your investment.

Prospective participants in the Rights Offering should carefully consider all of the information contained in this Prospectus, including the risks and uncertainties described below and incorporated by reference, including, without limitation, the risks described in “Item 1A. Risk Factors” section of our most recent Annual Report on Form 10-K, which could materially affect our business, financial condition or future results. The risks described below and incorporated by reference are not the only risks facing our Company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Risks Related to the Rights Offering

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including the following:

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

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●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We do not intend to pay any dividends on our common stock at this time.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock (including common stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We also expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. In addition, in the past, we have issued warrants to acquire shares of common stock. To the extent these warrants are ultimately exercised, you will sustain further future dilution.

We may be unable to maintain compliance with the Nasdaq Listing Rule 5550(b)(2), which could cause our common stock and warrants to be delisted from Nasdaq. This could result in the lack of a market for our common stock and warrants, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition and results of operations.

On March 5, 2018, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that, for the prior 30 consecutive business days (through March 2, 2018), the market value of our listed securities (“MVLS”) had been below the minimum of $35 million required for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(b)(2). The notification letter stated that we would be afforded 180 calendar days (until September 4, 2018) to regain compliance. In order to regain compliance, our MVLS must remain at $35 million or more for a minimum of ten consecutive business days. The notification letter also states that in the event we do not regain compliance within the 180 day period, our securities may be subject to delisting.

An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock or warrants on an over-the-counter market, and many investors may not buy or sell our common stock or warrants due to difficulty in accessing over-the-counter markets, or due to policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to investors in penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher priced stock, would further limit the ability and willingness of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock and warrants, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified executives and employees and to raise capital.

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We will need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

●	continue our research and development;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

●	fund our operations;

●	deliver our new products, if any such products receive regulatory clearance or approval for commercial sale;

●	market acceptance of our products;

●	the cost and timing of expanding our sales, marketing and distribution capabilities;

●	the effect of competing technological and market developments; and

●	the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

Our management will have broad discretion over the use of the net proceeds from this Rights Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our Company may be diluted as a result of this Rights Offering.

Stockholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our Company than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Series Z Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this Rights Offering or holders of the Series Z Warrants who have not exercised them.

Further, if you purchase Units in this Rights Offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this Prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this Rights Offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

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This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Series Z Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Series Z Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Series Z Warrants, the resulting sales could depress the market price of our common stock.

Holders of our Series Z Warrants will have no rights as a common stockholder until such holders exercise their Series Z Warrants and acquire our common stock.

Until holders of Series Z Warrants acquire shares of our common stock upon exercise of the Series Z Warrants, holders of Series Z Warrants will have no rights with respect to the shares of our common stock underlying such Series Z Warrants. Upon exercise of the Series Z Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation with respect to the Subscription Rights other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as practicable, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the common stock and Series Z Warrants being issued as components of the Unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term, and our most recently forecasted revenue relative to our peer group. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our Company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our common stock and Series Z Warrants in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this Rights Offering that you beneficially own prior to 5:00 p.m., Eastern Time on the Expiration Date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares and Series Z Warrants to be issued in this Rights Offering must clear prior to the Expiration Date of this Rights Offering, and the clearing process may require five or more Business Days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares and Series Z Warrants by personal check and your check has not cleared prior to the Expiration Date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares and Series Z Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of a warrant providing for participation is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Series Z Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

The market price of our common stock may never exceed the exercise price of the Series Z Warrants issued in connection with this offering.

The Series Z Warrants being issued in connection with this offering become exercisable when issued and will expire on April 30, 2024, or earlier upon certain redemption provisions. The market price of our common stock may never exceed the exercise price of the Series Z Warrants prior to their date of expiration. Any Series Z Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

The Series Z Warrants contain features that may reduce your economic benefit from owning them.

The Series Z Warrants contain features that allow us to redeem the Series Z Warrants.

Neither dealer-manager is underwriting, or acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC and Dawson James Securities, Inc. will act as dealer-managers for this Rights Offering. As provided in the dealer-manager agreement, each dealer-manager will provide marketing assistance in connection with this Rights Offering. Neither dealer-manager is underwriting or placing any of the Subscription Rights or the shares of our common stock or Series Z Warrants being issued in this Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Series Z Warrants. Neither dealer-manager will be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by such dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this Rights Offering.

Since the Series Z Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Series Z Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Series Z Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Series Z Warrants or may receive an amount less than they would be entitled to if they had exercised their Series Z Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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We have incurred operating losses since our inception and may not be able to achieve profitability.

We have incurred net losses since our June 26, 2014 inception date. We have incurred a net loss attributable to common stockholders of $10,398,134 and had net cash flows used in operating activities of $6,608,208 for the year ended December 31, 2017. At December 31, 2017, the Company had an accumulated deficit of $17,907,611. For the years ended December 31, 2016, and 2015, we had net losses of $5,650,851, and $1,776,600, respectively. To date, we have financed our operations through private placements of securities, our April 2016 IPO, and after our IPO, to-date, principally through private placements of equity and debt financing. Our ability to generate sufficient revenue from any of our products in development, and to transition to profitability and generate consistent positive cash flows is dependent upon factors that may be outside of our control. We expect our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance and commercialize new products and incur additional operating expenses. As a result, we expect to continue to incur operating losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern.

We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph addressing our ability to continue as a going concern.

In our audited consolidated financial statements and notes thereto for the year ended December 31, 2017, we have concluded and stated our recurring losses from operations, recurring cash flows used in operations, accumulated deficit, and the requirement we raise additional capital in order to fund our ongoing operations beyond one year from the date of issuance of the audited financial statements raise substantial doubt regarding our ability to continue as a going concern. This could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise.

Our ability to be successful will be totally dependent upon the efforts of our key personnel.

Our ability to successfully carry out our business plan is dependent upon the efforts of our key personnel. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. The unexpected loss of the services of our key personnel could have a detrimental effect on us. We may also be unable to attract and retain additional key personnel in the future. An inability to do so may impact our ability to continue and grow our operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Prospectus and in the documents incorporated by reference in this Prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward- looking statements in this Prospectus and in the documents incorporated by reference in this Prospectus may include, for example, statements about our:

●	limited operating history;

●	financial performance, including our ability to generate revenue;

●	ability of our products to achieve market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	reliance upon additional financings to fund ongoing operating losses;

●	potential ability to obtain additional financing;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this Prospectus and in the documents incorporated by reference in this Prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Assuming that all 9,000,000 Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $18,445,000, after deducting expenses relating to this offering payable by us estimated at approximately $1,805,000, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any Series Z Warrants.

We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this Rights Offering.

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DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the tangible net book value per share of common stock. Tangible net book value per share is equal to total tangible assets less total liabilities, divided by shares of common stock.

The historical actual tangible net book value as of December 31, 2017 was approximately $(2.8) million, or approximately $(0.20) per share of common stock issued and outstanding.

The pro forma tangible net book value as of December 31, 2017 is approximately $2.4 million, or approximately $0.14 per share of common stock, after giving effect to certain transactions occurring after December 31, 2017 through the date hereof, including:

(i)	In January 2018, the issue of 2,649,818 shares of common stock resulting in approximately $4.3 million of net cash proceeds, under a previously filed and effective shelf registration statement on SEC Form S-3 (File No. 333-220549), declared effective October 6, 2017, along with a corresponding prospectus supplement dated January 19, 2018.

(ii)	In February 2018, a total of 34,345 Series W Warrants were exercised at a temporary exercise of $2.00 per share, resulting in $18,170 of net cash proceeds, and the issue of a corresponding number of shares of common stock, under a Tender Offer Statement on Schedule TO initially filed with the SEC on January 11, 2018, with such tender offer having a February 8, 2018 expiration date.

(iii)	In March 2018, the derecognition of approximately $1.0 million related to the total derivative liability of each of the Series A Warrants and Series A Convertible Preferred Stock conversion option, upon the completion of the “Series A and Series A-1 Exchange Offer”, wherein all of the shares of the Series A and Series A-1 Convertible Preferred Stock were exchanged for shares of Series B Convertible Preferred Stock, and Series A and Series A-1 Warrants were exchanged for Series Z Warrants.

(iv)	In March 2018, the exercise of an aggregate of 274,257 Series S Warrants for cash proceeds of $2,743, and the issue of a corresponding number of shares of common stock.

After giving effect to both: (i) the pro forma adjustments noted above and (ii) the assumed purchase of 9,000,000 Rights Offering Units at $2.25 per unit, resulting in the issue of a corresponding number of shares of common stock, and estimated net cash proceeds of approximately $18.4 million - the adjusted pro forma tangible net book value as of December 31, 2017 is approximately $20.9 million, or $0.79 per share of common stock, which represents a dilution of tangible net book value of $(1.46) per share to purchasers of the Rights Offering Units, summarized as follows:

Purchase price per unit of Rights Offering Units		$2.25
Tangible net book value per share as of December 31, 2017 on a pro forma basis	$0.14
Increase in tangible net book value attributable to issue of Rights Offering Units	0.65
Tangible net book value per share as of December 31, 2017 on an adjusted pro forma basis		0.79
Tangible net book value dilution per share of common stock to purchasers of Rights Offering Units(1)		$(1.46)

(1)	If additional shares of common stock are issued in the future, a purchaser of Rights Offering Units may experience further dilution.

As presented herein, the computation of tangible net book value on an adjusted pro forma basis ascribes the estimated net cash proceeds resulting from the purchase price of the Rights Offering Units to the shares of common stock only, and therefore, no portion of the proceeds of such purchase price is ascribed to the Series Z Warrant component of the Rights Offering Unit. Accordingly, the dilution of tangible net book value per share of common stock is the difference between the purchase price of the Rights Offering Units as compared to the tangible net book value immediately after the issuance of Rights Offering Units.

The foregoing computations of tangible net book value per share are based on shares of common stock as of December 31, 2017, as follows: 14,551,234 shares issued and outstanding on a historical actual basis, 17,509,654 shares on a pro forma basis, as discussed above, and 26,509,654 shares on an adjusted pro forma basis, as discussed above.

The foregoing computations of tangible net book per share do not include shares of common stock underlying: the shares of Series B Convertible Preferred Stock issued and outstanding as of their March 15, 2018 issue date and the date hereof, stock options granted as of December 31, 2017 and the date hereof, common stock purchase warrants issued and outstanding as of December 31, 2017 and the date hereof, the Series Z Warrant component of the Rights Offering Units offered hereby, if any, and the unit purchase options issued and outstanding as of December 31, 2017 and the date hereof.

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MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on Nasdaq under the symbol “PAVM.” The table below shows the high and low sales closing prices for our common stock for the periods indicated, as reported by Nasdaq.

	Common Stock
	High	Low
Third Quarter 2016 (beginning July 27, 2016)	$15.24	$10.00
Fourth Quarter 2016	$14.00	$6.80
First Quarter 2017	$8.00	$4.64
Second Quarter 2017	$5.43	$3.57
Third Quarter 2017	$8.59	$2.84
Fourth Quarter 2017	$5.70	$2.18
First Quarter 2018	$3.21	$1.51

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, at no charge, up to 17,509,654 non-transferable Subscription Rights to purchase one Unit at a subscription price of $2.25 per Unit, but will only accept subscriptions up to the Subscription Cap. Each Basic Subscription Right will entitle you to purchase one share of our common stock and one Series Z Warrant. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-subscription Privilege.

Basic Subscription Rights

For every share of common stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our common stock and one Series Z Warrant, for a price of $2.25 per Unit, subject to the Subscription Cap. For example, if you owned 100 shares of common stock as of the Record Date, you will receive up to 100 Subscription Rights and will have the right to purchase up to 100 Units consisting of up to 100 shares of our common stock and Series Z Warrants to purchase up to 100 shares of our common stock for $2.25 per Unit, or a total payment of $225.00 (subject to the pro rata reductions as described herein resulting from the Subscription Cap). Each Series Z Warrant will be exercisable for one share of our common stock at an exercise price of $3.00 per share from the date such Series Z Warrant is issued through the expiration on April 30, 2024, or earlier upon certain redemption provisions. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights at all. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-subscription Privilege.

If you are a record holder of our common stock, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase.

Reduction in Exercised Basic Subscription Rights

While we are distributing to holders of our common stock one Subscription Right for each share of common stock owned on the Record Date, we are only seeking to raise up to $20,250,000 in gross proceeds in this Rights Offering. As a result, based on 17,509,654 shares of common stock outstanding as of April 18, 2018, we would grant Subscription Rights to acquire 17,509,654 Units, but will only accept subscriptions up to the Subscription Cap. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

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Over-subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-subscription Privilege to purchase a portion of any Units that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-subscription Privilege, which we refer to as your Over-subscription Request.

Subject to stock ownership limitations described elsewhere in this Prospectus and if sufficient Units are available after Basic Subscription Rights have been allocated, we will seek to honor your Over-subscription Request in full. If Over-subscription Requests exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising their Over-subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other record holders exercising the Over-subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

See “The Rights Offering—Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. See “The Rights Offering—The Subscription Rights—Over-subscription Privilege.” To the extent you properly exercise your Over-subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Continental Stock Transfer & Trust Company, our Subscription Agent for the Rights Offering, will determine the allocation of Over-subscription Requests based on the formula described above.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other stockholders exercise their Basic Subscription Rights and Over-subscription Privileges, which we cannot determine prior to completion of the Rights Offering. In addition, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.9% of our outstanding shares of common stock, unless we obtain stockholder approval.

Subscription Price

The Subscription Price is $2.25 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

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Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	a price that would increase the likelihood of participation in the Rights Offering;

●	the cost of capital from other sources;

●	the value of the common stock being issued as a component of the Unit;

●	the value of the Series Z Warrant being issued as a component of the Unit;

●	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings;

●	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and

●	our most recently forecasted revenue relative to our peer group.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our Company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Series Z Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Series Z Warrants issued in connection with the exercise of the Subscription Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

Transferability of Subscription Rights

The Subscription Rights are not transferable.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on the Expiration Date. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on the Expiration Date.

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Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or deduction.

Shares of Our Capital Stock and Series Z Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have (i) 26,509,654 shares of common stock issued and outstanding and (ii) Series Z Warrants to purchase an additional 16,815,039 shares of our common stock issued and outstanding, based on 17,509,654 shares of our common stock and 7,815,039 Series Z Warrants issued and outstanding as of April 18, 2018. The exact number of shares of common stock and Series Z Warrants we will issue in this Rights Offering will depend on the number of Units that are subscribed for and accepted in the Rights Offering, if any.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-subscription Privilege, you must deliver the subscription payment related to your Over-subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

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Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for PAVmed Inc.” You must timely pay the full subscription payment, including payment for the Over-subscription Privilege for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

●	certified or personal check drawn against a U.S. bank payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for PAVmed Inc.”;

●	U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for PAVmed Inc.”; or

●	wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [Bank], [Address], ABA, # [_______], Account # [_______], for further credit PAVmed Inc., Account # [_______].

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more Business Days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable following the expiration of the Rights Offering.

Issuance of Common Stock and Series Z Warrants

The Units, and shares of common stock and Series Z Warrants underlying the Units that are purchased in the Rights Offering as part of the Units, will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

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Subscription and Information Agent

The Subscription Agent for the Rights Offering is Continental Stock Transfer & Trust Company. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378	Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378

If you deliver the Rights Certificates in a manner different than that described in this Prospectus, we may not honor the exercise of your Subscription Rights.

The Information Agent for the Rights Offering is Morrow Sodali LLC.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this Prospectus to the Information Agent as follows:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com

Series Z Warrant Agent

The warrant agent for the Series Z Warrants is Continental Stock Transfer & Trust Company.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Subscription Rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Series Z Warrants, rounded down to the nearest whole number of shares or Series Z Warrants, as applicable, a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned as soon as practicable after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a Series Z Warrant. Instead, for any such fractional share that would otherwise have been issuable upon exercise of the Series Z Warrant, the holder will be entitled to a cash payment equal to the pro-rated per share market price of the common stock on the last trading day preceding the exercise.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

Holders of Series Z Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Series Z Warrants are exercised and the shares of common stock underlying the Series Z Warrants are issued to the holder.

Foreign Stockholders

We will not mail this Prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, the third Business Day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which (i) the Subscription Rights will trade while the Rights Offering is effective, (ii) the prices at which the Units or shares of our common stock will trade after the expiration of the Rights Offering or (iii) the amount at which the Series Z Warrants will trade once the Units separate. On April 18, 2018, the last reported sale price of our common stock on Nasdaq was $1.64 per share and the last reported sale price of our Series Z Warrants on Nasdaq was $1.05. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this Prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Fees and Expenses

We will pay all fees charged by the Subscription Agent, the Information Agent and by the dealer. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights are not transferable and will not be listed for trading on Nasdaq or any other securities exchange or market.

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Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC and Dawson James Securities, Inc. are the dealer-managers for the Rights Offering. The dealer-managers will provide marketing assistance and advice to us in connection with the Rights Offering and will use their best efforts to solicit the exercise of Subscription Rights and participation in the Over-subscription Privilege. Neither dealer-manager is underwriting or placing any of the Subscription Rights or the shares of our common stock or Series Z Warrants to be issued in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Series Z Warrants. We have agreed to pay the dealer-managers certain fees and to reimburse the dealer-managers for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our common stock and Series Z Warrants received upon exercise of the Subscription Rights or the ownership and disposition of the shares of common stock received upon the exercise of the Series Z Warrants, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, Series Z Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock, the acquisition, ownership and disposition (or expiration) of the Series Z Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Series Z Warrants.

This discussion is limited to holders that hold the Subscription Rights, shares of our Series Z Warrants and shares of our common stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding the Subscription Rights, Series Z Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell the Subscription Rights, Series Z Warrants or shares of our common stock under the constructive sale provisions of the Code;
●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
●	persons who hold or receive the Subscription Rights, Series Z Warrants or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, Subscription Rights, shares of our common stock and Series Z Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of the Series Z Warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK, WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, Subscription Rights, shares of our common stock and Series Z Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of the Series Z Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Series Z Warrants in the Subscription Rights (rather than the right to purchase only shares of our common stock) and the effects of the Over-subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a stockholder’s taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We do not believe that the receipt of Subscription Rights pursuant to the Rights Offering is a disproportionate distribution for these purposes.

Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock for U.S. federal income tax purposes.

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Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing common shares and the Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable. However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value of the common stock, the exercise price of the Series Z Warrants and the length of the period during which the Subscription Rights may be exercised.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the new share of common stock and the Series Z Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of common stock and Series Z Warrants received upon exercise. The holding period of a share of Series Preferred Stock or a Series Z Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock and Series Z Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the Subscription Rights that have expired to the existing common shares.

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Sale or Other Disposition, Exercise or Expiration of Series Z Warrants

Upon the sale or other disposition of a Series Z Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Series Z Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Series Z Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Series Z Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Series Z Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Series Z Warrants exchanged therefor and (2) the exercise price of such Series Z Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Series Z Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Series Z Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Series Z Warrants should commence on the day after the Series Z Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Series Z Warrants would include the holding period of the exercised Series Z Warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a Series Z Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Series Z Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Series Z Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Series Z Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Series Z Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Series Z Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Series Z Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Series Z Warrants, the exercise price of the Series Z Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Series Z Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Series Z Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, as well as, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

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Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our common stock. A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Series Z Warrants, shares of our common stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through exercise of the Series Z Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Subscription Rights, Series Z Warrants or shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “— Tax Consequences Applicable to U.S. Holders – Receipts of Subscription Rights” above. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Series Z Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Series Z Warrants into shares of our common stock. However, if a cashless exercise of the Series Z Warrants results in a taxable exchange, as described in “— Tax Considerations Applicable to U.S. holders — Sale or Other Disposition, Exercise or Expiration of Series Z Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Series Z Warrants” would apply.

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Constructive Dividends on Series Z Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Series Z Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Series Z Warrants, the exercise price of the Series Z Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Series Z Warrants.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of, our common stock or Series Z Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 21% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Sale or Other Disposition of Common Stock or Series Z Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Series Z Warrants or our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Series Z Warrants or our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 21% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on the Series Z Warrants and our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Series Z Warrants or our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Series Z Warrants or our common stock outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Series Z Warrants or our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock or Series Z Warrants, or gross proceeds from the sale or other disposition of our Series Z Warrants or our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Series Z Warrants or our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

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DESCRIPTION OF SECURITIES

In this Rights Offering, we are offering for sale up to 9,000,000 Units, with each Unit consisting of one share of common stock and one Series Z Warrant. Each Series Z Warrant will be exercisable for one share of our common stock. The shares of common stock and the Series Z Warrants comprising the Units will not trade as a separate security for up to ninety days after the date of issuance. These securities are being issued pursuant to a dealer-manager agreement between us and the dealer-managers. You should review the dealer-manager agreement and warrant agreement and the form of Series Z Warrant certificate, each filed as exhibits to the registration statement of which this Prospectus is a part, for a complete description of the terms and conditions applicable to the Series Z Warrants. The following brief summary of the material terms and provisions of the Series Z Warrants is subject to, and qualified in its entirety by, the form of Series Z Warrant.

General

The Company is authorized to issue 20,000,000 shares of its preferred stock, par value of $0.001 per share, with such designation, rights, and preferences as may be determined from time-to-time by the Company’s board of directors. As of December 31, 2017, a total of 249,667 shares of Series A Convertible Preferred Stock (classified in temporary equity) and 357,259 shares of Series A-1 Convertible Preferred Stock (classified in permanent equity) were each issued and outstanding. As of December 31, 2016, there were no shares of preferred stock issued or outstanding.

On February 14, 2018 the Company initiated an exchange offer to the holders of both the Series A Convertible Preferred Stock and Series A Warrants, and the Series A-1 Convertible Preferred Stock and Series A-1 Warrants (“Series A and Series A-1 Exchange Offer”), as follows: one (1) share of Series A Convertible Preferred Stock exchanged for two (2) shares of Series B Convertible Preferred Stock, and one (1) Series A Warrant exchanged for five (5) Series Z Warrants; and one (1) share of Series A-1 Convertible Preferred Stock exchanged for 1.33 shares of Series B Convertible Preferred Stock, and one (1) Series A-1 Warrant exchanged for five (5) one Series Z Warrants. All outstanding shares of Series A Convertible Preferred Stock and all Series A Warrants, and all shares of Series A-1 Convertible Preferred Stock and all Series A-1 Warrants were tendered pursuant to the Series A and Series A-1 Exchange Offer. Consequently, as of the date of this Prospectus, there are no outstanding shares of Series A Convertible Preferred Stock, Series A Warrants, shares of Series A-1 Convertible Preferred Stock or Series A-1 Warrants.

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding shares of common stock were as follows: 17,509,654 shares as of March 31, 2018, 14,551,234 shares as of December 31, 2017 and 13,330,811 shares as of December 31, 2016.

As of April 18, 2018, we had outstanding:

●	17,509,654 shares of our common stock.

●	975,568 shares of our Series B Convertible Preferred Stock or the “Series B Preferred Stock,” are currently convertible into 975,568 shares, at the election of the holders, based on a common stock conversion exchange factor equal to a numerator of $3.00 and a denominator of $3.00, with such denominator not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the Company’s common stock.

●	381,818 Series W Warrants, each entitling the holder to purchase one share of common stock at $5.00 per share and expiring on January 29, 2022, or earlier upon redemption by the Company

●	1,199,383 Series S Warrants each entitling the holder to purchase one share of common stock at an exercise price of $0.01 per share, with such Series S Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock, and expiring on June 30, 2032.

●	7,815,039 Series Z Warrants each entitling the holder to purchase one share of common stock at an exercise price of $3.00 per share, with such Series Z Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock, and expiring on April 30, 2024, or earlier upon certain redemption provisions.

●	Unit purchase options, or “UPOs,” entitling the holders thereof to purchase 53,000 units, each consisting of one share of common stock and one Series W Warrant, at an exercise price of $5.50 per unit. In connection with the Company’s initial public offering (“IPO”), on April 28, 2016, the Company issued 53,000 UPOs to the selling agents in the Company’s IPO, with such UPOs enabling the holders to purchase at an exercise price of $5.50 per UPO, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock.

●	3,007,032 stock options entitling the holders thereof to purchase a corresponding number of shares of common stock at a weighted average stock option exercise price of $3.92 per share.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this Prospectus, we have authorized one series of preferred stock, the Series B Convertible Preferred Stock.

The following outlines some of the general terms and provisions of the preferred stock we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this Prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this Prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series B Convertible Preferred Stock

On March 23, 2018, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, with the Delaware Secretary of State, the “Series B Preferred Stock” and the “Series B Preferred Stock Certificate of Designation,” The Series B Preferred Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series B Preferred Stock.

The Series B Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $3.00 per share, and is immediately convertible upon its issuance. At the holders’ election, a share of Series B Preferred Stock is convertible into a number of shares of common stock of the Company at a common stock conversion exchange factor equal to a numerator of $3.00 and a denominator of $3.00, with such denominator not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the Company’s common stock. The Series B Preferred Stock shall not be redeemed for cash and under no circumstances shall the Company be required to net cash settle the Series B Preferred Stock.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum on the stated value of the Series B Preferred Stock, with such dividends compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series B Preferred Stock dividends from April 1, 2018 through October 1, 2021 are payable-in-kind in additional shares of Series B Preferred Stock. The dividends may be settled after October 1, 2021, at the option of the Company, through any combination of the issuance of additional Series B Preferred Stock, shares of common stock, and /or cash payment.

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Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this Prospectus will be fully-paid and non-assessable.

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant” - see below for a discussion of the Series W Warrant. The Company estimated the fair value of its common stock issued in the IPO using the guideline transaction method of the market approach and arrived at an estimated fair value of common stock of $3.50.

The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants - see below for a discussion of the Series W Warrant.

The Company filed a Registration Statement on Form S-3 (File No 333-220549) with the SEC under the Securities Act, which was declared effective on October 6, 2017 (the “S-3”). On January 19, 2018, the Company filed a prospectus supplement to the S-3 relating to the issuance and sale by the Company of (i) 2,415,278 shares of common stock (“Firm Shares”) and (ii) up to 362,292 shares of Common Stock (the “Option Shares”), which may be issued by the Company upon the exercise of an overallotment option to be granted to the underwriter in connection with such offering, pursuant to the Underwriting Agreement, dated January 19, 2018, between the Company and Dawson James Securities, Inc.

Series W Warrants

The Series W Warrants have an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series W Warrants became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed below. In addition, the Company’s tender offer granted the holders of the Company’s Series W Warrants the right to exercise such warrants at the temporarily reduced cash exercise price of $2.00 per share.

A total of 1,060,000 Series W Warrants were issued in the Company’s IPO, and the remaining 9,560,295 unexercised warrants which were previously issued in several private placements prior to the Company’s IPO outstanding on the April 28, 2016 date of the Company’s IPO were automatically converted into identical Series W Warrants issued in the Company’s IPO, and are therefore aggregated with the 1,060,000 Series W Warrants issued in the IPO, and together are collectively referred to as Series W Warrants. As of the date hereof, 381,818 Series W Warrants were issued and outstanding, after the exercise to-date of 86,795 Series W Warrants, which resulted in the issue of 67,406 shares of common stock of the Company, as discussed below, and the 10,151,682 Series W Warrants exchanged for 5,075,849 Series Z Warrants in connection with the Series W Warrants Offer-to-Exchange.

In November and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively. In March 2017 and September 2017, 400 and 11,850 Series W Warrants were exercised for cash proceeds of $2,000 and $59,250, respectively, resulting in the issuances of a corresponding number of shares of common stock of the Company.

Commencing April 28, 2017, the Company may redeem the outstanding Series W Warrants (other than those outstanding prior to the IPO held by the Company’s management, founders, and members thereof, but including the warrants held by the initial investors), at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

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Under the terms of the warrant agreement governing the Series W Warrants, the Company has agreed to use its commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the Series W Warrants in place once such warrants become exercisable, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series W Warrant agreement. The Company filed a Registration Statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017 to register the issuance of 1,020,000 shares of the Company’s common stock upon the exercise of 1,020,000 remaining unexercised Series W Warrants, along with the registration of (i) the issuance of 1,062,031 shares of the Company’s common stock upon the exercise of 1,062,031 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 1,062,031 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144. The shares underlying the remaining unexercised Series W Warrants issued prior to our IPO have not been registered as of the date hereof.

On January 11, 2018, we filed with the SEC a Tender Offer Statement on Schedule TO offering Series W Warrants holders a temporary exercise price of $2.00 per share (“Series W Warrants Offer-to-Exercise”). As of the February 8, 2018 expiry of the Series W Warrants Offer-to-Exercise, a total of 34,345 Series W Warrants were exercised at the temporary exercise of $2.00 per share, resulting in $68,690 of gross cash proceeds, and the issue of a corresponding number of shares of common stock of the Company.

On February 20, 2018, we filed with the SEC a Tender Offer Statement on Schedule TO, which was amended on February 21, 2018, March 5, 2018 and March 16, 2018 pursuant to which we offered to exchange each Series W Warrant for 0.5 Series Z Warrants, with such exchange offer expiring on April 2, 2018 (“Series W Warrants Offer-to-Exchange”). The Series Z Warrants issued upon exchange of the Series W Warrants will be immediately exercisable upon issuance and expire after the close of business on April 30, 2024, and each may be exercised for one share of common stock of the Company at an exercise price of $3.00 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. The Series Z Warrants are redeemable by the Company under certain conditions. Upon the closing on April 5, 2018 of the Series W Warrants Offer-to-Exchange, the Company issued 5,075,849 Series Z Warrants and 381,818 Series W Warrants remain outstanding.

Series S Warrants

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement, under which, upon Scopia delivering to the Company $4.8 million in net cash proceeds on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note with an initial principal amount of $5.0 million (“Senior Secured Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company.

The Senior Secured Note bears interest at a fixed annual rate of 15.0%, with interest payable semi-annually in arrears on June 30 and December 30 of each calendar year, commencing on December 30, 2017. The Company may elect, at its sole discretion, to defer payment of up to 50% of the semi-annual interest payment, with such deferred amount added to and increasing the outstanding interest-bearing principal balance of the Senior Secured Note by such amount. As of December 31, 2017, the Senior Secured Note principal balance is $5,188,542, including $188,542 of deferred interest payment. The aggregate remaining unpaid principal balance of the Senior Secured Note is due on June 30, 2019.

The Series S Warrants were immediately exercisable upon issuance, have an exercise price of $0.01 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, may be exercised for cash or on a cashless basis, and expire June 30, 2032, with any Series S Warrants outstanding on the expiration date automatically exercised on a cashless basis. In each of October 2017 and November 2017, 532,000 (or a total of 1,064,000) Series S Warrants were exercised for total cash proceeds of $10,640, resulting in the issuance of a corresponding number of shares of common stock of the Company, and in November 2017, a total of 122,360 Series S Warrants were exercised on a cashless basis, resulting in the issuance of a total of 122,080 shares of common stock of the Company. Accordingly, at December 31, 2017, there were 1,473,640 Series S Warrants issued and outstanding. In March 2018, 274,257 Series S Warrants were exercised for total proceeds of $2,743, resulting in the issuance of a corresponding number of shares of common stock of the Company. Accordingly, at April 18, 2018, there were 1,199,383 Series S Warrants issued and outstanding.

As required by the Note and Security Purchase Agreement between the Company and Scopia, the Company filed a registration statement on Form S-3 (File No. 333-221406), declared effective January 8, 2017, to register the issuance of a total of 2,810,654 shares of common stock of the Company, including 1,473,640 shares issuable, and 1,186,080 shares previously issued, upon the exercise of Series S Warrants; and, the registration of (i) the issuance of 150,934 shares of the Company’s common stock upon the exercise of 150,934 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series W Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 150,934 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144.

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Series Z Warrants

A Series Z Warrant may be exercised for one share of common stock of the Company at an exercise price of $3.00 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock, and will expire after the close of business on April 30, 2024.

Commencing on May 1, 2019, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per Series Z Warrant at any time while the Series Z Warrants are exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the volume weighted average closing price of the Common Stock equals or exceeds $9.00 (subject to adjustment) for any 20 out of 30 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the Common Stock during such 30-day period is at least 20,000 shares per day; and if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Series Z Warrants. Under the terms of the warrant agreement governing the Series Z Warrants, all modifications or amendments to the Series Z Warrants (other than amendments for the purpose of curing or correcting ambiguities and/or defective provisions), including any amendment to increase the warrant price or shorten the exercise period of the Series Z Warrants, shall require the written consent or vote of the registered holders of at least two-thirds of the then outstanding Series Z Warrants (including any Series Z Warrants held by the Company’s officers and directors or their respective affiliates). Notwithstanding the foregoing, pursuant to the terms of the warrant agreement governing the Series Z Warrants, the Company may lower the warrant price or extend the duration of the exercise period without the consent of the registered holders.

The Series Z Warrants issued upon exchange of the Series W Warrants under the Series W Warrants Offer-to-Exchange, as discussed herein, and the Series Z Warrants issued in the Series A and Series A-1 Exchange Offer, as discussed herein, will be immediately exercisable upon issuance. The Series Z Warrants included as a component of the Unit issued in the Rights Offering, will be exercisable when such Units separate into their underlying components of one share of common stock of the Company and one Series Z Warrant, which, as currently proposed, is expected to be up to ninety days from the date of issuance of such Unit.

There were no Series Z Warrants issued and outstanding as of December 31, 2017 or 2016. Subsequent to December 31, 2017, on March 15, 2018, upon the expiration of the Series A and Series A-1 Exchange Offer, the Company issued 2,739,190 Series Z Warrants, and on April 5, 2018, upon the closing of the Series W Warrants Offer-to-Exchange, the Company issued 5,075,849 Series Z Warrants. As of April 18, 2018, 7,815,039 Series Z Warrants were issued and outstanding.

Under the terms of the warrant agreement governing the Series Z Warrants, the Company has agreed to use its commercially reasonable best efforts to have no later than October 31, 2018, an effective and current registration statement, whether as a post-effective amendment to the registration statement on Form S-1, No. 333-203569 or a new registration statement, for the registration, under the Act, of the shares of common stock issuable upon exercise of the Series Z Warrants, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series Z Warrant agreement.

In addition, the Company is registering, under the Act, the shares of common stock issuable upon exercise of the Series Z Warrants included in the Units issued in connection with the Rights Offering pursuant to this Prospectus.

Unit Purchase Options

In connection with the Company’s initial public offering (“IPO”), on April 28, 2016, the Company issued 53,000 UPOs to the selling agents in the Company’s IPO, with such UPOs enabling the holders to purchase at an exercise price of $5.50 per UPO, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, and if our application to list the Series Z Warrants is granted, the transfer agent and registrar for the Series Z Warrants will be Continental Stock Transfer & Trust Company.

Listing of our Securities

Our common stock, Series W Warrants, and Series Z Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM”, “PAVMW” and “PAVMZ,” respectively.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

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Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Warrant Agent

The warrant agent for the Series Z Warrants is Continental Stock Transfer & Trust Company.

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PLAN OF DISTRIBUTION

On or about May [__], 2018 we will distribute the Subscription Rights, Rights Certificates and copies of this Prospectus to the holders of our common stock on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378	Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, NY 10004 Attn: Corporate Actions 917-262-2378

If you have any questions, you should contact our Information Agent for the Rights Offering:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com

Other than as described in this Prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC and Dawson James Securities, Inc. are the dealer-managers of this Rights Offering. In such capacity, such dealer-managers will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of Subscription Rights and participation in the Over-subscription Privilege. The dealer-managers will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-managers are not underwriting or placing any of the Subscription Rights or the shares of our common stock or Series Z Warrants being issued in this Rights Offering and do not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Series Z Warrants.

In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC and Dawson James Securities, Inc. as dealer-managers a cash fee equal to 8.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We have also agreed to reimburse the reasonable fees and expenses (including legal fees) of the dealer-managers up to $85,000.

We have agreed to indemnify the dealer-managers and their respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended, and to reimburse and advance various expenses relating to such liabilities. The dealer-managers’ participation in this Rights Offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-managers of an opinions of our counsel. The dealer-managers and their affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Subject to completion of the Rights Offering with minimum gross proceeds of $5.0 million, for a period of six months from the final closing of the Rights Offering, we have granted the dealer-managers the right of first refusal to act as lead managing underwriter and book runner for any and all public and private equity and public debt offerings undertaken during such period by us or any of our subsidiaries or successor entities.

Maxim Group LLC is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174. Dawson James Securities, Inc. is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Dawson James Securities, Inc. is 1 North Federal Highway, Boca Raton, FL 33432.

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LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia. Maxim Group LLC and Dawson James Securities, Inc. are being represented by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2017 and 2016, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K , as amended, for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this Prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://ir.pavmed.com/sec-filings.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this Prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this Prospectus. This Prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018 as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 30, 2018; and

●	our current reports on Form 8-K filed with the SEC on January 19, 2018, January 23, 2018, January 25, 2018, February 12, 2018, February 16, 2018, March 9, 2018, April 5, 2018, and April 16, 2018, as amended by the current report on Form 8-K/A filed on April 20, 2018.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

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PROSPECTUS

Subscription Rights to Purchase Up to 9,000,000 Units

Consisting of an Aggregate of Up to 9,000,000 Shares of common stock and 9,000,000 Series Z Warrants to Purchase Up to 9,000,000 Shares of common stock at a Subscription Price of $2.25 Per Unit

Dealer-Managers

Maxim Group LLC

and

Dawson James Securities, Inc.

May [___], 2018

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PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC Registration Fee	$6,891.08
FINRA Filing Fee	13,923.51
Printing Expenses	2,500.00
Legal Fees and Expenses	45,000.00
Accounting Fees and Expenses	13,000.00
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses	23,500.00
Miscellaneous Expenses	5,000.00
Total	$109,814.59

Item 14. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the DGCL , as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below with respect to our common stock gives effect to a 2.7872582-for-1 stock split effected in the form of a stock dividend on September 21, 2015.

During August 2015, we issued 97,554 warrants in exchange for services.

During September 2015, we issued an aggregate of 1,393,629 shares of common stock from the exercise of warrants receiving $1.25 million of proceeds.

In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,250,000 shares of common stock outstanding.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

In November 2016 and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively.

The shares issued upon exercise of the Series W Warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as the Series W Warrants were exchanged for shares exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In January 2017, we issued an aggregate of 251,334 Series A Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of common stock or exchangeable for four Series X Redeemable Warrants, for $1,508,004 in cash, or a purchase price of $6.00 per Series A Preferred Stock Unit, to 13 investors.

In March 2017, we issued an aggregate of 171,504 Series A Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of common stock or exchangeable for four Series X Redeemable Warrants, for $1,029,024 in cash, or a purchase price of $6.00 per Series A Preferred Stock Unit, to 15 investors.

In April 2017, we issued an aggregate of 125,000 Series A-1 Preferred Stock Units, in a private placement, each consisting of one share of Series A-1 Preferred and one Series A-1 Warrant that is exercisable for one share of common stock or exchangeable for four Series X-1 Redeemable Warrants, for $500,000 in cash, or a purchase price of $4.00 per Series A-1 Preferred Stock Unit, to 6 investors.

In July 2017, we issued 2,660,000 Series S Warrants in a private placement as part of a Note and Securities Purchase agreement with a private investor. The Company received net proceeds of approximately $4.8 million in exchange for a Senior Secured Note with an initial principal amount of $5.0 million and the Series S Warrants.

On November 17, 2017, we completed an offer to exchange with 13 investors to exchange 154,837 shares of the Company’s Series A Convertible Preferred for 232,259 shares of the Series A-1 Convertible Preferred and 154,837 Series A Warrants for 154,837 Series A-1 Warrants.

In March 2018, we completed an offer to exchange issuing 975,568 Series B Convertible Preferred and 2,739,190 Series Z warrants in exchange for the following: 249,667 shares of the Company’s Series A Convertible Preferred from 13 investors, 357,259 Series A-1 Convertible Preferred from 19 investors, 268,001 Series A Warrants from 15 investors, and 279,837 Series A-1 Warrants from 19 investors.

In April 2018, we completed an offer to exchange 10,151,682 Series W Warrants for 5,075,849 Series Z Warrants.

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Stock Option Grants:

On April 28, 2016, the Company granted to certain of its officers, directors and members of its medical advisory board, stock options to purchase an aggregate of 1,588,313 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $7,941,565.

On November 7, 2016, the Company granted stock options to a member of its medical advisory board to purchase an aggregate of 25,000 shares of common stock at an exercise price of $10.50 per share for an aggregate purchase price of $262,500.

On November 28, 2016, the Company granted stock options to a consultant to purchase an aggregate of 20,000 shares of common stock at an exercise price of $9.50 per share for an aggregate purchase price of $190,000.

On March 20, 2017, the Company granted to an officer stock options outside the Company’s 2014 Long-Term Equity Incentive Plan, to purchase 250,000 shares of common stock at an exercise price of $5.95 per share for an aggregate purchase price of $ 1,487,500.

In March 2017, the Company granted 25,000 stock options to a new member of the Company’s medical advisory board at an exercise price of $5.01 per share for an aggregate purchase price of $125,250.

In July 2017, the Company granted 50,000 stock options to the Company’s Corporate Controller at an exercise price of $4.50 per share for an aggregate purchase price of $225,000.

In August 2017, the Company granted 40,000 stock options to a new member of the Board of Directors at an exercise price of $2.98 per share for an aggregate purchase price of $119,200.

In October 2017, the Company granted 15,000 stock options to a consultant at an exercise price of $5.11 per share for an aggregate purchase price of $76,650.

In January 2018, 175,000 stock options with an exercise price of $2.96 granted to the Company’s VP Technology and Product Development. In February 2018, a total of 500,000 stock options granted to non-executive members of the Company’s board of directors, and a total of 590,216 stock options granted to employees, each with an exercise price of $2.01 per share for an aggregate purchase price of $2,191,334.

The stock options and common stock issuable upon the exercise of such stock options as described above were issued pursuant to written compensatory plans or arrangements with our officers, directors, medical advisory board members, and consultants, in reliance on the exemption set forth in Section 4(a)(2) under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Dealer-Manager Agreement *

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (12)

3.4	Certificate of Elimination (12)

3.5	Bylaws (1)

4.1	Specimen common stock Certificate (1)

4.2	Specimen Warrant Certificate (1)

4.3	Warrant Agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company and PAVmed (3)

4.4	2014 Long-Term Equity Incentive Plan (1)

4.5	Form of Unit Purchase Option (1)

4.6	Form of Series Z Warrant Agreement by and between Continental Stock Transfer & Trust Company and PAVmed (11)

4.7	Specimen Series Z Warrant Certificate (11)

4.8	Form of Non-Transferable Subscription Rights Certificate

4.9	Form of Unit Certificate

5.1	Opinion of Greenberg Traurig, LLP

10.1	Patent Option Agreement (1)

10.2.1	Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.4	Third Amendment to Employment Agreement between PAVmed and Dr. Aklog (7)

10.3.1	Form of Subscription Agreement (July 2014) (1)

10.3.2	Form of Subscription Agreement (November 2014) (1)

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10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC (1)

10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC (1)

10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog (1)

10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon (1)

10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman (1)

10.6	Management services agreement between PAVmed and HCP/Advisors LLC (1)

10.7	Employment Agreement between PAVmed and Richard Fitzgerald (1)

10.8	Employment Agreement between PAVmed and Dr. Brian deGuzman (4)

10.9.1	Consulting Agreement between PAVmed and Michael Glennon (5)

10.9.2	Amendment to Consulting Agreement between PAVmed and Michael Glennon (7)

10.10	Securities Purchase Agreement (2)

10.11	Registration Rights Agreement (2)

10.12	Separation Agreement between PAVmed and Richard Fitzgerald (8)

10.13	Employment Agreement between PAVmed and Dennis M. McGrath (8)

10.14	Securities Purchase Agreement (6)

10.15	Registration Rights Agreement (6)

10.16	Amendment Agreement (10)

23.1	Consent of Citrin Cooperman & Company, LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24	Power of Attorney (included as the signature page hereto)

*	To be filed by subsequent amendment.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-203569).

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on February 1, 2017.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 19, 2016.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 14, 2016.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 3, 2017.

(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 16, 2017.

(8)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 22, 2017.

(9)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-216963).

(10)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-222234).

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 5, 2018.

(12)	Incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018.

(b) Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of May , 2018.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog, M.D. and Dennis M. McGrath, or either of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	May 2 , 2018
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Dennis M. McGrath	Chief Financial Officer (Principal Accounting	May 2 , 2018
Dennis M. McGrath	and Financial Officer) and Secretary

*	Vice Chairman	May 2 , 2018
Michael Glennon

*	Director	May 2 , 2018
James L. Cox, M.D.

*	Director	May 2 , 2018
Ronald M. Sparks

*	Director	May 2 , 2018
David Weild IV

*	Director	May 2 , 2018
David S. Battleman, M.D.

* By:	/s/ Dennis M. McGrath
Dennis M. McGrath, as attorney-in-fact

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